Exhibit 10.19

Loan and Security Agreement

This Loan and Security Agreement No. 4521 (this “Agreement”) is entered into as of March 28, 2005, by and between Lighthouse Capital Partners V, L.P. (“Lender”) and ARYx Therapeutics, Inc., a California corporation (“Borrower”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1.             Definitions and Construction

1.1          Definitions.  Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).

“ACH” means the Automated Clearing House electronic funds transfer system.

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Collateral” means:  (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto; (ii) all property which comes into Lender’s possession in which a security interest is perfected by possession; and (iii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds. Notwithstanding the foregoing “Collateral” shall not include Borrower’s rights as a licensee under a specific license if and to the extent such license prohibits the creation of a security interest in Borrower’s rights therein; provided, however, that the foregoing exclusion shall not apply if (a) such prohibition has been waived, or (b) such prohibition is ineffective pursuant to Sections 9-407(a) or 9-408(a) of the UCC or other applicable law, in which case “Collateral” shall include Borrower’s rights therein.

“Commitment” means $10,000,000.

“Commitment Fee” means $15,000.

“Commitment Termination Date” means the earliest to occur of (i) January 1, 2006, provided however, that this date shall be changed to October 1, 2005 in the event aggregate Advances under this Agreement are less than $5,000,000 as of October 1, 2005, (ii) any Default or Event of Default, (iii) the date upon which Borrower does not employ at least any two of the following individuals on a full-time basis: (a) Paul Goddard as Chief Executive Officer, (b) Peter Milner as President, R&D, (c) Pascal Druzgala as Chief Scientific Officer and (d) John Varian as Chief Operating Officer, or (iv) the date upon which at least any two of the following venture capital investors cease activity with respect to Borrower: (a) MPM Ventures, (b) Orbimed and (c) the representative from Nomura Ventures to be named later.

“Control Agreement” means an agreement substantially in the form of Exhibit H or otherwise acceptable to Lender in its commercially reasonable judgment.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of the Basic Rate plus 5% per annum or the highest rate permitted by applicable law.

“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.

“Event of Default” is defined in Section 8.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

“Intellectual Property Collateral” means Borrower’s property described in the Negative Pledge Agreement.

1

“Insolvency Event” occurs whenever Borrower admits in writing that it is unable to pay its debts as they come due, becomes insolvent, makes an assignment for the benefit of creditors, or files or has filed against it a petition in bankruptcy.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought. Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Liquidation Event” means any of: (i) a merger of Borrower with another entity without Lender’s consent, which shall not be unreasonably withheld; (ii) the sale of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s).

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Documents” means, collectively, this Agreement, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Negative Pledge Agreement” means an agreement in the form of Exhibit I.

“Note” means a Secured Promissory Note in the form of Exhibit B.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Indebtedness” means: (i) the Loan; (ii) trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (ii) and (v) of Permitted Liens; (iv) Indebtedness disclosed in the Disclosure Schedule and approved by Lender; (v) other Indebtedness not described in (ii) through (iv) above not to exceed $100,000 in the aggregate at any given time; and (vi) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness identified above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule and approved by Lender; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral and (v) Liens upon or in any equipment acquired or held by Borrower (in addition to existing liens on equipment disclosed in the Disclosure Schedule) to secure the purchase price of such equipment or indebtedness incurred solely for the purposes of financing the acquisition of such equipment, in an amount not to exceed $3,000,000, provided that (a) any Liens for such Indebtedness are confined to the equipment financed and are subordinate to Lender’s security interest in such equipment, provided, further, that if Borrower obtains such specific equipment financing from an equipment lender (“Equipment Lender”) that so requires, Lender hereby authorizes the release of Lender’s Lien in such equipment (the “Financed Equipment”) to the extent and only to the extent (a) Equipment Lender takes a security interest in the Financed Equipment; (b) for the sole purpose of leasing the Financed Equipment back to Borrower, Equipment Lender acquires title to the Financed Equipment, and further provided that the Financed Equipment shall automatically become a part of the Collateral concurrently with the release by Equipment Lender of its security interest in the Financed Equipment or the purchase by Borrower of such Financed Equipment from Equipment Lender in connection with an end-of-lease buy-out option; (c) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors, and (d) Lender has been offered reasonably in advance the opportunity to provide such financing to Borrower on comparable terms; (vi) leases or subleases granted in the ordinary course of Borrower’s business on commercially reasonable terms in connection with Borrower’s leased real property; (vii) Liens incurred in the extension, renewal or refinancing of the indebtedness

2

secured by Liens described in (ii) and (v) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the prior Lien and the principal amount of the indebtedness may not increase; (viii) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions and banker’s liens, and rights of setoff incurred in the ordinary course of business; and (ix) other Liens not described above, arising in the ordinary course of Borrower’s business, as defined in clause (v) of the definition of Permitted Indebtedness.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each of the Chief Executive Officer and the Chief Operating Officer of Borrower.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment of all Obligations.

“Warrants” means the Warrants in favor of Lender and its affiliated fund, Lighthouse Capital Partners IV, L.P. (“LCP-IV”) to purchase securities of Borrower substantially in the form of Exhibit C.

1.2          Interpretation.  References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole. “Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

2.             The Loans

2.1          Commitment.  Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. The aggregate principal amount of the Advances shall not exceed the Commitment. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

2.2          The Advances.  A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $500,000. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3          Terms of Payment, Repayment.

(a)           Repayment.  Borrower shall pay principal and interest on each Advance from the date it is made until it has been paid in full, on the terms set forth in the applicable Note. Amounts not paid when due hereunder shall bear interest at the applicable interest rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal with all applicable pre-payment penalties.

(b)           ACH.  All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit E. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(c)           Default Rate.  While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d)           Date.  Whenever any payment due under the Loan Documents due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4          Fees.  Borrower shall pay to Lender the following:

(a)           Commitment Fee.  The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;

3

(b)           Late Fee.  On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

(c)           Lender’s Expenses.  The payment of all Lender’s Expenses, which may become due to Lender by Borrower hereunder shall be payable by Borrower promptly on demand by Lender. All Lender’s Expenses not paid when due shall bear interest as principal at the then-applicable rate of interest.

3.             Conditions of Advances; Procedure for requesting Advances

3.1          Conditions Precedent to any and all Advances.  The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance and all other financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) Lender’s receipt of all items of due diligence requested; (iii) all third party consents required by Lender; (iv) no Default or Event of Default has occurred and is continuing; (v) delivery of a Notice of Borrowing with respect to the proposed Advance (vi) Lender’s security interests in the Collateral are valid and first priority except in connection with Permitted Liens or as otherwise specifically approved herein; and (vii)  all such other information or documentation as Lender may deem necessary or appropriate in its reasonable commercial judgment has been delivered. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

3.2          Procedure for Making Advances.  For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require consistent with the provisions of this Agreement for each Advance made. Borrower will hold Lender harmless from any losses on account of any Advance made pursuant to any oral or written request that Lender in good faith believes to have been made by an authorized representative of Borrower (including any employee of Borrower, whether or not a Responsible Officer) and all such Advances shall be deemed Obligations hereunder for all purposes hereunder.

4.             Creation of Security Interest

4.1          Grant of Security Interest.  Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2          Inspections.  Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books and records, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

4.3          Authorization to File Financing Statements.  Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in acquiring or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

4.4          Automatic Release of Security Interest In Intellectual Property Collateral.  Lender agrees that its security interest in all  Intellectual Property Collateral shall be released and Intellectual Property Collateral shall no longer be considered Collateral, but Intellectual Property Collateral shall remain subject to the Negative Pledge Agreement, at such time as Borrower enters into any agreement with a third party to license, exploit, or otherwise transfer any rights to a primary indication associated with Borrower’s ATI-5923, ATI-2042, or ATI-7505 programs within the United States or Europe. Upon such release and upon written notice to Lender, Borrower is authorized without any further consent of Lender to file such notices of termination of such security interest, but only of such security interest, in the public record as are reasonable and appropriate, so long as the same do not interfere or denigrate in any way Lender’s security interest in the remaining Collateral.

5.             Representations and Warranties

Borrower represents, warrants and covenants as follows:

5.1          Due Organization and Qualification.  Borrower is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.

4

5.2          Authority.  Borrower has all power, authority and third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3          Disclosure Schedule.   All information on the Disclosure Schedule is true, correct and complete.

5.4          Authorization; Enforceability.   The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Loan, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5          Name and Location.   Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth in Section 11. The Collateral is presently located at the addresses set forth in Section 11 and on the Disclosure Schedule.

5.6          Litigation.   All actions or proceedings pending by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule. Borrower will promptly notify Lender in writing of any action, proceeding or governmental investigation involving Borrower.

5.7          Financial Statements.   All financial statements and statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8          Solvency.   Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9          Taxes.   Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes, provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

5.10        Rights.   Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated.

5.11        Full Disclosure.   No representation, warranty or other statement made by Borrower in any Loan Document, certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.12        Regulated Substances.   Borrower complies and will comply with all laws respecting Regulated Substances.

5.13        Automatic Reaffirmation.   Each Notice of Borrowing will constitute (i) an automatic warranty and representation that there does not exist any Default and (ii) except as expressly stated to the contrary therein, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

6.             Affirmative Covenants

Borrower covenants and agrees that it shall do all of the following:

6.1          Good Standing and Compliance.   Borrower shall maintain all licenses, rights and agreements necessary for its operations or business and comply with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.2          Financial Statements, Reports, Certificates.   Prior to Borrower’s completion of an initial public offering (“IPO”) Borrower shall deliver to Lender:  (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 120 days after the end of the fiscal year, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F. Following the completion of Borrower’s IPO, in lieu of delivery of the materials

5

described in the preceding sentence, Borrower shall cause to be filed with the Securities and Exchange Commission (“SEC”) all Forms 10-K and 10-Q within 10 days of the dates required to be filed, including any applicable extensions, and Forms 8-K as required pursuant to applicable SEC regulations.

6.3          Notice of Defaults.   Upon any Default or Event of Default, an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

6.4          Use; Maintenance.   Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

6.5          Insurance.   Borrower, at its own expense, shall maintain in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (iv) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

6.6          Loss Proceeds.  So long as no Default has occurred, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral.

6.7          Further Assurances.  At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.

6.8          Collateral:  Accounts.  Following the occurrence and during the continuance of an Event of Default, Borrower hereby authorizes Lender to at any time notify account debtors that Lender has a security interest in Accounts and direct such account debtors to make all payments directly to Lender or to a lock box designated by Lender. Borrower irrevocably makes, constitutes and appoints Lender as Borrower’s true and lawful attorney-in-fact to endorse Borrower’s name on any checks, notes, drafts or any other payment or proceeds of Collateral which come into Lender’s possession or control. Lender has the right, in Lender’s or Borrower’s name, to verify the validity, amount or any other matter relating to any Collateral. In the event any Account over $15,000 is a subject of dispute between the account debtor and Borrower, Borrower will provide Lender with written notice explaining in detail the dispute.

6.9          Equipment Financing Right of First Refusal.  In the event that Borrower shall, at any time during the Term, determine to obtain equipment financing (other than the equipment financing described in the definition of Permitted Liens), Borrower shall be obligated to first allow Lender a reasonable opportunity to propose terms for and offer to Borrower an equipment facility (“Equipment Facility”); Lender shall have thirty (30) days to prepare and submit its Equipment Facility proposal to Borrower after receiving a request from Borrower.

7.             Negative Covenants

Borrower will not do any of the following:

7.1          Location of Collateral.  Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 without giving 30 days prior written notice to Lender.

7.2          Extraordinary Transactions.  Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than sales of inventory or licenses of intellectual property in the ordinary course of Borrower’s business or other dispositions (such as of worn-out or obsolete equipment or goods) not to exceed $100,000 in the aggregate in any calendar year. Notwithstanding the foregoing, Borrower’s IPO shall not be considered an extraordinary transaction.

7.3          Restructure.  Make any material change in Borrower’s financial structure or business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of Borrower or through the sale of stock in an IPO or secondary public offering); cause a Liquidation Event; or suspend operation of Borrower’s business.

7.4          Liens.   Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

6

7.5          Indebtedness.   Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

7.6          Distributions.   Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7          Transactions with Affiliates.   Directly or indirectly enter into any transaction with any affiliate not both in the ordinary course of Borrower’s business and on terms no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity.

7.8          Compliance.   Become an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

7.9          UCC Effectiveness.   Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading, without giving Lender 30 days advance written notice.

7.10        Deposit and Securities Accounts.   Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing,  (i) Lender shall not have a perfected security interest in Borrower’s account #8800057097 at Silicon Valley Bank for the letter of credit issued in conjunction with Borrower’s reimbursement obligations to its payroll processor, provided further, such account shall not exceed $300,000 and (ii) Lender’s security interest shall be subordinate to that of Comerica up to a maximum of $903,200 of cash in Borrower’s account #1892765692 at Comerica supporting letter of credit #596267-43 issued to Trinet Essential Facilities X, Inc. or its co-beneficiary, Istar Financial, Inc. in conjunction with Borrower’s real property lease, provided further, such letter of credit shall not exceed $903,200.

8.             Events of Default

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1          Payment.  Borrower fails to pay within 1 business day of the date when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof, provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2          Certain Covenant Defaults.  Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3          Other Covenant Defaults.  Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

8.4          Attachment.  Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 15 days.

8.5          Other Agreements.  There is a default in any agreement after the expiration of any applicable cure periods to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of $100,000.

8.6          Judgments.  One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

7

8.7          Injunction.  Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8          Misrepresentation.  Any representation, statement, or report made to Lender by Borrower or any Responsible Officer or authorized officer, employee, agent, or director of Borrower purporting to speak on behalf of Borrower was false or intentionally misleading in any material respect when made.

8.9          Enforceability.  Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, or any subordinating creditor breaches or purports to rescind or terminate its agreement with Lender.

8.10        Involuntary Bankruptcy.  An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

8.11        Voluntary Bankruptcy or Insolvency.  Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12        Merger without Assumption.  Borrower is acquired by or merges into any other business entity, and such acquirer or resulting entity either: (i) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender or (ii) is of a credit quality unacceptable to Lender in its commercially reasonable judgment.

9.             Lender’s Rights and Remedies

9.1          Rights and Remedies.  Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:  (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; provided, however, that notwithstanding anything to the contrary herein, Lender may not exercise any remedies of foreclosure against Intellectual Property Collateral or restrict Borrower’s use of, access to or control over the Intellectual Property Collateral in any manner unless there has been an Insolvency Event; and provided, further, that Lender will not take any action with respect to Borrower’s deposit or securities accounts, including, without limitation, freezing Borrower’s ability to make trades within such securities accounts, to make withdrawals from such deposit or securities accounts and to received dividends relating to the assets in such accounts, unless an Event of Default has occurred, and provided, further, that prior to the occurrence of an Event of Default, Lender shall take all appropriate action, including renewing standing letters of authorization with the applicable securities intermediaries, to ensure that Borrower retains the ability to make trades or withdrawals and received dividends or distributions relating to such accounts; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2          Power of Attorney in Respect of the Collateral.  Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon and during the continuance of an Event of Default:  (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv)  file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3          Charges.  If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

8

9.4          Remedies Cumulative.  Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5          Application of Collateral Proceeds.  Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10.          Waivers; Indemnification

10.1        Waivers.  Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv)  the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2        Lender’s Liability for Collateral.  Lender shall not in any way or manner be liable or responsible for:  (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

10.3        Indemnification.  Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11.          Notices

All notices shall be in writing and personally delivered or sent by overnight mail or by confirmed facsimile, at the respective addresses set forth below:

9

If to Borrower:	If to Lender:

ARYx Therapeutics, Inc.	Lighthouse Capital Partners V, LP
6300 Dumbarton Circle	500 Drake’s Landing Road
Fremont, CA 94555	Greenbrae, California 94904
Attention: Chief Operating Officer	Attention: Contract Administrator
FAX: (510) 585-2202	FAX: (415) 925-3387

With a copy to:

Cooley Godward
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94304-1130
Attention: Jim Fulton, Esq.
FAX: (650) 849-7400

12.          General Provisions

12.1        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s commercially reasonable discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document.

12.2        Time of Essence.  Time is of the essence for the performance of all Obligations.

12.3        Severability of Provisions.  Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4        Entire Agreement.  This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5        Reliance by Lender.  All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6        No Set-Offs by Borrower.  All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8        Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

12.9        No Original Issue Discount.  Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10      Relationship of Parties.  The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a

10

relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

12.11      Choice of Law and Venue; Jury Trial Waiver.  This Agreement shall be governed by and construed in  accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender hereby waive their respective rights to a jury trial of any claim or cuase of action based upon or arising out of any of the Loan Documents or any of the transactions contemplated therein, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

ARYx Therapeutics, Inc.		Lighthouse Capital Partners V, L.P.

		By:	Lighthouse Management Partners V, L.L.C., its general partner

By:	/s/ John Varian	By:	/s/ Thomas Conneely

Name:	John Varian	Name:	Thomas Conneely

Title:	COO	Title:	Vice President

Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Control Agreement
Exhibit I	Negative Pledge Agreement
Schedule 1	Disclosure Schedule

11

Exhibit A

Collateral

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation intellectual property, patents, copyrights, trade names, and trademarks (and the goodwill of the business symbolized thereby, federal, state and local tax refunds and claims of all kinds; all rights as a licensor or licensee or any kind; all customer lists, trade secrets, telephone numbers, processes, proprietary information, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY’S SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE DEBTOR IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF SECURED PARTY, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

1

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

“Debtor”		“Secured Party”

ARYx Therapeutics, Inc.		Lighthouse Capital Partners V, L.P.
A California Corporation

		By:	Lighthouse Management Partners V, L.L.C., its general partner

By:	/s/ John Varian	By:	/s/ Thomas Conneely

Name:	John Varian	Name:	Thomas Conneely

Title:	COO	Title:	Vice President

2

Exhibit B

[               ]

Secured Promissory Note

This Secured Promissory Note (this “Note”) is made                     , 2005, by ARYx Therapeutics, Inc. (“Borrower”) in favor of Lighthouse Capital Partners V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) with reference to the following:

For Value Received, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $                 plus all other monies advanced under or owing on account of the Advance evidenced hereby under that certain Loan and Security Agreement No. 4521 between Borrower and Lender dated March 28, 2005 (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum rate of interest equal to the higher of 7.00% or the Prime Rate quoted in the western edition of the Wall Street Journal on the Funding Date plus 200 basis points. The Basic Rate shall be fixed as of the Loan Commencement Date.

“Final Payment” means 12.0% of the original principal amount of the Note.

“Loan Commencement Date” for this Note means April 1, 2006.

“Maturity Date” means September 30, 2009, or if earlier, the date of prepayment under the Note.

“Payment Factor” means 2.676%, subject to adjustments in the Basic Rate in the event the Prime Rate is greater than 5.00% on the date of determination.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 42 calendar months.

1.             Repayment.  Borrower shall repay the principal and interest thereupon will be paid as follows:

a.             Scheduled Payments.  From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to the Payment Factor multiplied by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

b.             Interim Payments.  In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date (and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.

c.             Final Payment.  On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.

2.             Interest.  Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender’s discretion and as provided in the Loan Agreement.

3.             Prepayment.

a.             Mandatory Prepayment Upon Acceleration.  If this Note is accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments due before the date of

1

prepayment, (ii) the outstanding principal amount of the Note, (iii) the Final Payment and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b.             Voluntary Prepayment.  Borrower may voluntarily prepay all of the principal due under this Note, provided that each of the following conditions is satisfied:  Borrower pays to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of this Note and any unpaid accrued interest, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable.

c.             No Other Prepayment.  Borrower may not prepay this Note except described herein.

4.             Collateral.  This Note is secured by the Collateral.

5.             Waivers.  Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.             Choice of Law; Venue.  This Note shall be governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts located in the City and County of San Francisco, State of California. Borrower and Lender Each hereby waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. Each party further waives any right to consolidate any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

7.             Miscellaneous. This Note may be modified only by a writing signed by Borrower and Lender. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

In Witness Whereof, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ARYx Therapeutics, Inc.

By:

Name:

Title:

2

Exhibit c

Warrants

Please see Attached

1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No. 1	Number of Shares: To be determined.
Series D Preferred Stock

ARYX THERAPEUTICS, INC.

Effective as of March 28, 2005

Void after March 28, 2012

1.             Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. (the “Holder”)by ARYX THERAPEUTICS, INC., a California corporation (hereinafter with its successors called the “Company”).

2.             Purchase Price; Number of Shares.

(a)                                  The registered holder of this Warrant, commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $1.655 (the “Purchase Price”), 302,114 fully paid and nonassessable shares of the Company’s Series D Preferred Stock (the “Exercise Quantity (the “Preferred Stock”).

(b)                                  The Exercise Quantity shall automatically increase by an amount equal to 5% of the Aggregate Advances under the Loan Agreement divided by the Purchase Price.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)                                    “Aggregate Advances” means the aggregate dollar amount of all Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(ii)                                “Loan Agreement” means that certain Loan and Security Agreement No. 4521 dated March 28, 2005 between the Company and Lighthouse Capital Partners V, L.P.

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

1

3.                                      Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.                                      Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X= Y(A-B)

A

where:    X =                              the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

Y =                              the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

A =                            the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

B =                              the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Preferred Stock (or  fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i)                                    If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii)                                If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a)                                  If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

(b)                                  If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

2

(c)                                  If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5.                                      Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.                                      Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in  this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of one share of Preferred Stock by such fraction.

7.                                      Expiration Date; Automatic Exercise. This Warrant shall expire at the earliest to occur of (i) the close of business on March 28, 2012; (ii) two years after the effective date of the initial Public Offering of the Company on the NASDAQ or other stock exchange in the United States; or (iii) the effective date of a Merger as defined below, unless otherwise assumed per the language below; (the “Expiration Date”) and shall be void thereafter.

“Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), the result of which is that stockholders of the Company immediately prior to the merger, consolidation or acquisition do not own or control more than 50% of the voting power of the surviving entity immediately following such merger, consolidation or acquisition. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than 20% of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase preferred equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant will be similarly assumed. Notwithstanding anything to the contrary in this Warrant, if Holder exercises this Warrant after receiving a notice from the Company of a proposed merger or if the exercise was otherwise precipitated by such proposed Merger, the Company will hold the exercise notice, without processing such notice, until immediately prior to the consummation of the Merger, at which time the exercise notice shall be processed. If the Merger is terminated, the Holder will have 30 days from the date the Company gives Holder notice indicating such termination to rescind its exercise notice, otherwise the exercise notice shall be processed by the Company as set forth herein. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to this Section 7, unless otherwise assumed per above.

8.                                      Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.                                      Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or

3

proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.                               Adjustments for Diluting Issuances. The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Restated Articles of Incorporation, as amended from time to time (the “Certificate”), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which adversely affects the Holder differently than the holders of Preferred Stock without such Holder’s prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made.

11.                               Mergers and Reclassifications. Subject to Section 7, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12.                               Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.                               Notices of Record Date, Etc. In the event of:

(a)                                  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)                                  any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)                                  any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least 10 business days prior to the date specified in such notice on which any such action is to be taken.

14.                               Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

4

(a)                                  The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)                                  The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c)                                  The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Certificate or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a material breach or default under any material contract, material agreement or material instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d)                                  As of the date hereof, the authorized capital stock of the Company consists of (i) 75,787,832 shares of Common Stock, of which 5,330,082 shares are issued and outstanding, (ii) 757,576 shares of Series A Preferred Stock, all of which are issued and outstanding shares, (iii) 398,493 shares of Series B Preferred Stock, all of which are issued and outstanding shares, (iv) 17,056,099 shares of Series C Preferred Stock, of which 16,952,228  are issued and outstanding shares, and (v) 34,000,000 shares of Series D Preferred Stock, of which 33,232,629 are issued and outstanding shares. The Company shall provide Holder on the date first written above a capitalization table summarizing the capitalization of the Company. Upon request, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock; provided that Holder shall not make such request more than once per calendar quarter.

15.                               Registration Rights. Upon receiving the requisite number of written consents required under the Rights Agreement (as defined below) to amend such agreement, the Company shall grant to the Holder all the rights of a “Holder” and an “Investor” under the Company’s Amended and Restated Investors’ Rights Agreement dated as of May 26, 2004 (the “Rights Agreement”), including, without limitation, the right to receive financial information and the registration rights contained therein, so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” and an “Investor” for all purposes of such Rights Agreement, subject to the terms and conditions set forth in the Rights Agreements.

16.                               Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17.                               Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)                                  Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)                                  Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c)                                  Private Issue. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the

5

registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(d)                                  Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e)                                  Rule 144. The Holder is aware that neither the Warrant, the Preferred Shares, nor the Common Stock issuable upon conversion thereof may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(f)                                    Market Stand-Off Agreement.

Holder hereby agrees that Holder shall not, without the prior written consent of the managing underwriters, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder immediately prior to the effective date of the registration statement (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that:

(i)                                    such agreement shall apply only to the Company’s Public Offering; and

(ii)                                all officers, directors and one percent (1%) or greater shareholders of the Company are subject to similar agreements.

Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 17(f) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

18.                               Notices, Transfers, Etc.

(a)                                  Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)                                  Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in Section 2.1 of the Rights Agreement, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

6

(c)                                  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

19.                               No Impairment. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. Notwithstanding the foregoing, nothing in this Section 19 shall prohibit the Company from amending its Certificate or taking any other action set forth above with the requisite consent of the shareholders and the Board of Directors, so long as such amendment or action does not affect the rights granted to Holder in a manner differently than the holders of the Preferred Stock.

20.                               Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21.                               Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22.                               Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23.                               Qualifying Public Offering. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company’s Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

24.                               Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

7

25.                               No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

ARYX THERAPEUTICS, INC.

By:

Name:

Title:

Accepted and Agreed:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:                             Lighthouse Management Partners V, L.L.C.

its general partner

By:

Name:

Title:

8

Subscription

To:

Date:

The undersigned hereby subscribes for                               shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Assignment

For value received                                                                                                  hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                         its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1

EXHIBIT A

Amended and Restated Articles of Incorporation

See attached pages.

1

RESTATED ARTICLES OF INCORPORATION
OF
ARYX THERAPEUTICS

PETER G. MILNER and JAMES F. FULTON, JR. hereby certify that:

ONE:      They are the duly elected and acting President and Chief Executive Officer and Assistant Secretary, respectively, of ARYx Therapeutics, a California corporation (the “Corporation” or the “Company”).

TWO:    The Articles of Incorporation of this Corporation are hereby amended and restated to read as follows:

I.

The name of the Corporation is ARYX THERAPEUTICS (the “Corporation” or the “Company”).

II.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III.

A.            This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares which the Corporation is authorized to issue is 128,000,000 shares, 75,787,832 shares of which shall be Common Stock (the “Common Stock”) and 52,212,168 shares of which shall be Preferred Stock (the “Preferred Stock”).

B.            757,576 of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”). 398,493 of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred”). 17,056,099 of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred”). 34,000,000 of the authorized shares of Preferred Stock are hereby designated “Series D Preferred Stock” (the “Series D Preferred”).

C.            The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred (collectively, the “Series Preferred”) are as follows:

1.             Dividend Rights.

a.             Holders of Series D Preferred, in preference to the holders of Series A Preferred, Series B Preferred and Series C Preferred and the holders of any other stock of the Company (the “Junior Stock”), shall be entitled to receive, when and as declared by the Board of Directors of the Company (the “Board”), but only out of funds that are legally available therefor, cash dividends in an amount equal to the greater of (i) five percent (5%) of the “Original Issue Price” per annum on each outstanding share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), or (ii) the amount such holders of Series D Preferred would have received if such holders had converted such Series D Preferred immediately prior to the record date set by the Board for such dividends into the maximum number of shares of Common Stock issuable upon exercise of the Conversion Rights describe in Section 4 hereof. After payment of the dividend to the holders of Series D Preferred described above, holders of Series C Preferred, in preference to the holders of Series A Preferred and Series B Preferred, and the Junior Stock, shall be entitled to receive, when and as declared by the Board, but only out of funds that are legally available therefor, cash dividends in an amount equal to the greater of (i) five percent (5%) of the “Original Issue Price” per annum on each outstanding share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), or (ii) the amount such holders of Series C Preferred would have received if such holders had converted such Series C Preferred immediately prior to the record date set by the Board for such dividends into the maximum number of shares of Common Stock issuable upon exercise of the Conversion Rights describe in Section 4 hereof. After payment of the dividend to the holders of the Series D Preferred and Series C Preferred described above, holders of Series A Preferred and Series B Preferred in preference to the holders of Junior Stock, shall be entitled to receive, when and as declared by the Board, but only out of funds that are legally available therefor, cash dividends in an amount equal to the greater of (i) five percent (5%) of the applicable “Original Issue Price” per annum on each outstanding share of Series A Preferred and Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), or (ii) the amount such holders of Series A Preferred and Series B Preferred would have received if such holders had converted such Series A Preferred and Series B Preferred immediately prior to the record date set by the Board for such dividends into the maximum number of shares of Common Stock issuable upon exercise of the Conversion Rights describe in Section 4 hereof. The Original Issue Price of the Series A Preferred shall be thirty three cents ($0.33), the Original Issue Price of the Series B Preferred shall be three dollars ($3.00), the Original Issue Price of the Series C Preferred shall be one dollar forty-eight and one-half cents ($1.485) and the Original Issue Price of the Series D Preferred shall be one dollar and sixty-five and one-half cents ($1.655). Such dividends shall be payable only when, as and if declared by the Board and shall be non-cumulative. Any Series Preferred converted into Common Stock shall receive any dividend payable on the Common Stock.

b.             So long as any (i) shares of Series D Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series A Preferred, Series B Preferred, Series C Preferred or Junior Stock, nor shall any shares of any Series A Preferred, Series B Preferred, Series C Preferred or Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at or below cost upon termination of services to the Company until all dividends (set forth in Section 1(a) above and Section 1(d)

below) on the Series D Preferred shall have been paid or declared and set apart, (ii) shares of Series C Preferred shall be outstanding (subject to clause (i) hereof), no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Series A Preferred, Series B Preferred or Junior Stock, nor shall any shares of any Series A Preferred, Series B Preferred or Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at or below cost upon termination of services to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above and Section 1(d) below) on the Series D Preferred and the Series C Preferred shall have been paid or declared and set apart or (iii) shares of Series A Preferred or Series B Preferred shall be outstanding (subject to clauses (i) and (ii) hereof), no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of Junior Stock of the Company be purchased, redeemed, or otherwise acquired for value by the Company (except for acquisitions of Common Stock by the Company pursuant to agreements which permit the Company to repurchase such shares at or below cost upon termination of services to the Company or in exercise of the Company’s right of first refusal upon a proposed transfer) until all dividends (set forth in Section 1(a) above and Section 1(d) below) on the Series Preferred shall have been paid or declared and set apart. In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 1(b) shall not, however, apply to (i) a dividend payable in Common Stock, (ii) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock, or (iii) any repurchase of any outstanding securities of the Company that is unanimously approved by the Board. The holders of the Series Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502 and 503 as they relate to repurchase of shares at or below cost upon termination of employment.

c.             Dividends on the Series Preferred shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months, and the actual number of days elapsed in such period.

d.             Any partial payment of any dividend shall first be made ratably among the holders of Series D Preferred in proportion to the payment that each such holder is otherwise entitled to receive. After payment in full of dividends on the Series D Preferred, any remaining partial payment shall be made ratably among the holders of Series C Preferred in proportion to the payment that each such holder is otherwise entitled to receive. After payment in full of dividends on the Series D Preferred and Series C Preferred, any remaining partial payment shall be made ratably among the holders of Series A Preferred and Series B Preferred in proportion to the payment that each such holder is otherwise entitled to receive.

e.             All declared and unpaid dividends, if any, on the Series Preferred shall, (i) to the extent funds are legally available therefor, be paid no later than the earlier to occur of (A) the applicable dividend payment date as designated by the Board or (B) a liquidation pursuant to Section 3 below (provided that to the extent funds are not legally available therefor at any such time, such dividends shall be paid in Common Stock based on the then fair value of the Common Stock) or (ii) be delivered in accordance with Section 4 below upon a conversion thereof .

2.             Voting Rights.

a.             General Rights.  Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred could be converted (pursuant to Section 4 hereof) immediately after the close of business on the record date fixed for any such shareholders’ meeting (or the effective date of any such written consent of shareholders in lieu of meeting) and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any shareholders’ meeting in accordance with the bylaws of the Company. Except as otherwise provided herein or as required by law, the Series Preferred shall vote together with the Common Stock at any annual or special meeting of the shareholders and not as a separate class, and may act by written consent in the same manner as the Common Stock.

b.             Separate Vote of Series Preferred.  For so long as at least 10,000,000 shares of Series Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of at least sixty-three percent (63%) of the outstanding Series Preferred, voting as a separate class and on an as converted basis, shall be necessary for the Company to effect or validate the following actions:

(i)            Any alteration or change to the designations, powers, rights, preferences or privileges of the Series Preferred;

(ii)           Subject to Section 1, any repurchase, redemption or acquisition (or payment into or setting aside for a sinking fund for such purpose) with respect to Junior Stock or Series Preferred (except for acquisitions of Common Stock by the Company permitted by Section 1 hereof);

(iii)         Any action that results in the payment or declaration of a dividend on any shares of Common Stock or Series Preferred other than the Series D Preferred as expressly authorized herein;

(iv)          Any authorization or any designation, whether by reclassification or otherwise, or any agreement or obligation for any authorization or designation, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to or on parity with the Series D Preferred in right of redemption, liquidation preference, voting or dividends, or that otherwise materially adversely affects the designations, powers, rights, preferences or privileges of the Series Preferred, or any increase in the authorized or designated number of any such new class or series;

(v)            Any agreement by the Company regarding an Acquisition or an Asset Transfer (as defined in Section 3(h));

(vi)          Any recapitalization, reorganization, voluntary dissolution, liquidation or winding up of the Company;

(vii)         Any increase (or decrease, but only to the extent it adversely affects the rights of any Series Preferred under Sections 2(c)(i) or 2(c)(ii)) in the authorized number of members of the Company’s Board;

(viii)        Any acquisition of assets or equity securities of any entity other than in the ordinary course of business which, in itself or when aggregated with any other such acquisitions, is in excess of $10,000,000;

(ix)          Any transaction or series of transactions that results in the Company incurring debt other than (i) trade payables and accrued expenses incurred in the ordinary course of business and (ii) other debt not in excess, at any point in time, of $2,000,000 in the aggregate;

(x)           Any material transaction with any “affiliate” or “associate” (as such terms are defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of the Company, except as (A) expressly permitted by these Restated Articles of Incorporation, or (B) approved by the Board, excluding, solely for this purpose, any directors who are affiliates or associates of such affiliate or associate of the Company; or

(xi)          Any authorization, issue or any designation of any new class or series of stock, including any increase in the authorized or designated number of existing shares of Series Preferred or Common Stock or any such new class or series of stock, or any other securities convertible into or exchangeable for Common Stock of the Company, other than stock issued (A) pursuant to one or more strategic alliances or pursuant to credit and equipment financing arrangements resulting in the issue of less than ten percent (10%) in the aggregate of the capital stock of the Company (on a fully diluted, as-converted basis) at the Original Issue Date (as defined below), (B) on conversion of any of the Preferred Stock, (C) on exercise of warrants outstanding as of the Original Issue Date, or (D) pursuant to an option plan approved by the Board; or

(xii)         Any issuances of securities of any subsidiary of the Company other than issuances made to the Company.

(xiii)       Any issuances of shares of Common Stock and/or options, warrants or other Common Stock purchase rights issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements in excess of 6,500,000 shares (the “Option Plan Threshold”); provided, that without increasing the Option Plan Threshold, any shares that revert back or are otherwise available for reissuance in connection with the expiration or termination of any option shall be available for issuance by the Company and not require approval by the Preferred Stock in accordance with this Section 2.b.

In addition to the foregoing, for so long as at least 2,500,000 shares of Series D Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of sixty percent (60%) of the outstanding Series D Preferred, voting as a separate series, shall be necessary for the Company to alter or amend the designations, powers, rights, preferences or privileges of the Series D Preferred.

c.             Election of Board of Directors.

(i)            For so long as at least 5,000,000 shares of Series D Preferred remain outstanding (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares), the holders of Series D Preferred, voting as a separate series, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. At any meeting held for the purpose of electing directors at a time when the holders of shares of Series D Preferred are entitled to vote as a separate class for the election of directors, the presence in person or by proxy of the holders of a majority of the shares of Series D Preferred then outstanding shall constitute a quorum of shares of Series D Preferred for the election of the directors to be elected solely by the holders of shares of Series D Preferred.

(ii)           For so long as at least 5,000,000 shares of Series C Preferred remain outstanding (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares), the holders of Series C Preferred, voting as a separate series, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company’s shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. At any meeting held for the purpose of electing directors at a time when the holders of shares of Series C Preferred are entitled to vote as a separate class for the election of directors, the presence in person or by proxy of the holders of a majority of the shares of Series C Preferred then outstanding shall constitute a quorum of shares of Series C Preferred for the election of the directors to be elected solely by the holders of shares of Series C Preferred.

(iii)         The holders of Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis, shall be entitled to elect all remaining members of the Board at each meeting or pursuant to each consent of the Company’s shareholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

3.             Liquidation Rights.

a.             For a period of eighteen (18) months after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series of Preferred Stock or to the holders of Junior Stock, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series D Preferred equal to the applicable Original Issue Price (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to the Series D Preferred) plus all declared and unpaid dividends on such shares of Series D Preferred (the “the Pre-Eighteen Month Series D Liquidation Preference”) for each share of Series D Preferred held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred of the Pre-Eighteen Month Series D Liquidation Preference set forth in this Section 3(a), then such assets (or consideration) shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

b.             For a period of eighteen (18) months after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series of Preferred Stock (other than as contemplated by clause (a) above) or to the holders of Junior Stock and after the payment in full of the Pre-Eighteen Month Series D Liquidation Preference, the holders of Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series C Preferred equal to the applicable Original Issue Price (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to the Series C Preferred) plus all declared and unpaid dividends on such shares of Series C Preferred (the “Pre-Eighteen Month Series C Liquidation Preference”) for each share of Series C Preferred held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series C Preferred of the Pre-Eighteen Month Series C Liquidation Preference set forth in this Section 3(b), then such assets (or consideration) shall be distributed among the holders of Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

c.             For a period of eighteen (18) months after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Junior Stock and after the payment in full of the Pre-Eighteen Month Series D Liquidation Preference and the Pre-Eighteen Month Series C Liquidation Preference, the holders of Series A Preferred and Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series A Preferred and Series B Preferred equal to their applicable Original Issue Price (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends on such shares of Series A Preferred or Series B Preferred held by them (collectively, the “Pre-Eighteen Month Remaining

Liquidation Preference”). If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred and Series B Preferred of the Pre-Eighteen Month Remaining Liquidation Preference set forth in this Section 3(c), then such assets (or consideration) shall be distributed among the holders of Series A Preferred and Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

d.             For a period of eighteen (18) months after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and after the payment of the Pre-Eighteen Month Series D Liquidation Preference, the Pre-Eighteen Month Series C Liquidation Preference and the Pre-Eighteen Month Remaining Liquidation Preference as set forth in Sections 3(a), 3(b) and 3(c) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series D Preferred and Series C Preferred on an as-if-converted basis until such time as the holders of Series C Preferred have received an aggregate amount per share of Series C Preferred equal to four (4) times the Original Issue Price of the Series C Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends for each share of Series C Preferred held by them (including the Pre-Eighteen Month Series C Liquidation Preference); thereafter, the remaining assets of the Company legally available for distribution (or consideration received in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

e.             Following the eighteen (18) month period after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any other series of Preferred Stock or to the holders of Junior Stock, the holders of Series D Preferred and Series C Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series D Preferred or Series C Preferred equal to the applicable Original Issue Price (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to the Series D Preferred and Series C Preferred) plus all declared and unpaid dividends on such shares of Series D Preferred and Series C Preferred (collectively, the “Post-Eighteen Month Series D and Series C Liquidation Preference”) for each share of Series D Preferred and Series C Preferred held by them. If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series D Preferred and Series C Preferred of the Post-Eighteen Month Series D and Series C Liquidation Preference set forth in this Section 3(e), then such assets (or consideration) shall be distributed among the holders of Series D Preferred and Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

f.              Following the eighteen (18) month period after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common

Stock and after the payment in full of the Post-Eighteen Month Series D and Series C Liquidation Preference, the holders of Series A Preferred and Series B Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution, or the consideration received in such transaction, an amount per share of Series A Preferred and Series B Preferred equal to their applicable Original Issue Price (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) plus all declared and unpaid dividends on such shares of Series A Preferred or Series B Preferred held by them (collectively, the “Post-Eighteen Month Remaining Liquidation Preference”). If, upon any such liquidation, dissolution, or winding up, the assets of the Company (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of Series A Preferred and Series B Preferred of the Post-Eighteen Month Remaining Liquidation Preference set forth in this Section 3(f), then such assets (or consideration) shall be distributed among the holders of Series A Preferred and Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

g.             Following the eighteen (18) month period after the Original Issue Date, upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and after the payment of the Post-Eighteen Month Series D and Series C Liquidation Preference and the Post-Eighteen Month Remaining Liquidation Preference as set forth in
Sections 3(e) and 3(f) above, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series D Preferred and Series C Preferred on an as-if-converted basis until such time as the holders of Series C Preferred have received an aggregate amount per share of Series C Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) equal to four (4) times the Original Issue Price of the Series C Preferred plus all declared and unpaid dividends  for each share of Series C Preferred held by them (including the Pre-Eighteen Month Series C Liquidation Preference); thereafter, the remaining assets of the Company legally available for distribution (or consideration received in such transaction), if any, shall be distributed ratably to the holders of the Common Stock.

h.             The following events shall be considered a liquidation under this Section 3:

(i)            Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, business combination or tender offer, in which the shareholders of the Company, as constituted immediately prior to such consolidation, merger, reorganization, combination or tender offer, own less than 50% of the voting power of the Company or the surviving or acquiring entity or person immediately after such consolidation, merger, reorganization, combination or tender offer, or the closing of the transfer (whether by merger, consolidation or otherwise), in one  transaction or series of related transactions, to a person or group of affiliated persons (other than the underwriter of this Company’s securities), of securities of the Company if, after such closing, such person or group of affiliated persons would hold in excess of fifty percent (50%) of the Company’s voting power (an “Acquisition”); provided, that an Acquisition should not include (x) any consolidation or merger effected exclusively to change the domicile of the Company, or (y) any transaction or series of transactions principally for bona fide equity financing purposes, as approved pursuant to Section 2, and pursuant to which the holders of the Series Preferred have rights identical to those set forth herein.

(ii)           A sale or other disposition, lease or license of all or substantially all of the assets of the Company (an “Asset Transfer”).

i.              In any of such liquidation events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value as determined in good faith by the Board, including the unanimous approval of the directors and, if the Company receives a written request from the holders of thirty percent (30%) of the Series D Preferred, an opinion from a nationally recognized financial advisor. Any securities shall be valued as follows:

(i)            Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

(A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the unanimous approval of the Board, if the Company receives a written request from the holders of thirty percent (30%) of the Series D Preferred, an opinion from a nationally recognized financial advisor.

(ii)           The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board, including the unanimous approval of the directors and, if the Company receives a written request from the holders of thirty percent (30%) of the Series D Preferred, an opinion from a nationally recognized financial advisor.

j.              Notwithstanding anything to the contrary in this Section 3, upon any liquidation, dissolution or winding up of the Company, each holder of Series Preferred shall be entitled to receive, for each share of Series Preferred then held, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive in a liquidation pursuant to Section 3 hereof, or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a liquidation pursuant to Section 3 hereof if such holder had converted such shares of Series Preferred into Common Stock immediately prior to such liquidation, dissolution or winding up of the Company.

k.            In the event the requirements of this Section 3 are not complied with, the Company shall forthwith either:

(i)            cause the closing of a liquidation transaction to be postponed until such time as the requirements of this Section 3 have been complied with; or

(ii)           cancel such liquidation transaction, in which event the rights, preferences and privileges of the holders of the Series Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(k) below.

4.             Conversion Rights.  The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock (the “Conversion Rights”):

a.             Optional Conversion.  Subject to and in compliance with the provisions of this Section 4, any shares of Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series Preferred Conversion Rate” then in effect (determined as provided in Section 4(b)) by the number of shares of Series Preferred being converted.

b.             Series Preferred Conversion Rate.  The conversion rate in effect at any time for conversion of the Series A Preferred (the “Series A Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) by the “Series A Conversion Price,” calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the “Series B Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series B Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) by the “Series B Conversion Price,” calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the “Series C Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series C Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) by the “Series C Conversion Price,” calculated as provided in Section 4(c). The conversion rate in effect at any time for conversion of the Series D Preferred (the “Series D Conversion Rate”) shall be the quotient obtained by dividing the Original Issue Price of the Series D Preferred (as adjusted for any stock dividends, combinations, subdivisions, splits, recapitalizations and the like with respect to such shares) by the “Series D Conversion Price,” calculated as provided in Section 4(c). Such “Series A Conversion Rate”, “Series B Conversion

Rate”, “Series C Conversion Rate” and “Series D Conversion Rate,” as the case may be, shall be referred to as the “Series Preferred Conversion Rate.”

c.             Conversion Price.  The conversion price for the Series A Preferred shall initially be the Original Issue Price of the Series A Preferred (the “Series A Conversion Price”). The conversion price for the Series B Preferred shall initially be $1.8925. The conversion price for the Series C Preferred shall initially be the Original Issue Price of the Series C Preferred (the “Series C Conversion Price”). The conversion price for the Series D Preferred shall initially be the Original Issue Price of the Series D Preferred (the “Series D Conversion Price”). Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price and Series D Conversion Price, as the case may be, shall be referred to as the “Series Preferred Conversion Price” and shall be adjusted from time to time in accordance with this Section 4. All references to the Series Preferred Conversion Price herein at any date shall mean the Series Preferred Conversion Price as so adjusted as of such date.

d.             Mechanics of Conversion.  Each holder of Series Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefor (or if such holder shall notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed, a lost certificate affidavit and indemnity agreement reasonably acceptable to the Company), duly endorsed, at the office of the Company or any transfer agent for the Series Preferred, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series Preferred being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, together with cash in lieu of any fraction of a share and as payment for any declared and unpaid dividends on the shares of Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates (or lost certificate affidavit and indemnity agreement, if necessary) representing the shares of Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

e.             Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the date that the first share of Series D Preferred is issued (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the applicable Series Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased, so that the holder of any share of Series Preferred thereafter surrendered for conversion shall be entitled to receive (in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive) the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series Preferred been converted immediately prior to the occurrence of such event. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the applicable Series Preferred Conversion Price in effect immediately before the combination shall be proportionately increased, so that the holder of any share of Series Preferred thereafter surrendered for conversion shall be entitled to receive (in lieu of the number of shares of Common Stock that the holders would otherwise have been entitled to receive) the number of shares of Common Stock or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series Preferred been converted immediately prior to the occurrence of such event. Any adjustment under this Section 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

f.              Adjustment for Common Stock Dividends and Other Distributions.

(A) If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series Preferred Conversion Price shall be adjusted pursuant to this Section 4(f) to reflect the actual payment of such dividend or distribution.

(B) If the Company shall at any time or from time to time, distribute to any holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Corporation is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidence of indebtedness of the Company or another issuer, securities of the Company (other than Common Stock) or another issuer or other assets (excluding cash dividends in which holders of shares of Series Preferred participate in the manner provided in Section 1 above and dividends payable in shares of Common Stock for which adjustment is made under paragraph (A) above) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the applicable Series Preferred Conversion Price, then in effect shall be decreased (and any other appropriate actions shall be taken by the Company) by multiplying each such Series Preferred Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the fair market value (as determined in good faith by the Board) of the Common Stock immediately prior to the date of distribution less the fair market value (as determined in good faith by the Board) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (y) the denominator of which shall be the fair market value (as determined in good faith by the Board) of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

g.             Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 3(d) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event, the applicable Series Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such recapitalization or reclassification, be adjusted so that each holder of Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred, the kind and amount of stock or other securities and property receivable upon such recapitalization, reclassification or other change, which such holder of Series Preferred would have owned or would have been entitled to receive upon or by reason of such recapitalization, reclassification or other change, had such share of Series Preferred been converted to Common Stock immediately prior to the occurrence of such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

h.             Adjustment for Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 3(d) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, provisions shall be made so that the applicable Series Preferred Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization, be adjusted so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the kind and amount of stock or other securities and property receivable upon such reorganization, which such holder of Series Preferred would have owned or would have been entitled to receive upon or by reason of such reorganization had such shares of Series Preferred been converted to Common Stock immediately prior to such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable. Compliance with this Section 4(h) shall be a condition for any capital reorganization or reclassification.

i.              Sale of Shares Below Series Preferred Conversion Price.

(i)            If at any time or from time to time after the Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Section 4(i) to have issued or sold, Additional Shares of Common Stock (as defined below), other than as provided in Section 4(f), 4(g) or 4(h) above, for an Effective Price (as defined below) less than the then effective applicable Series Preferred Conversion Price (a “Qualifying Dilutive Issuance”), then and in each such case, the then existing Series D Conversion Price and Series C Conversion Price, if applicable, shall be reduced, as of the opening of business on the date of such issue or sale, to 1) in the case the Effective Price in a Qualifying Dilutive Issuance is $1.485 or greater, but less than the Series D Conversion Price then in effect, the Series D Conversion Price shall be reduced to the Effective Price, and the Series C Conversion Price shall remain unchanged, and 2) in the case that the Effective Price is less than $1.485, with respect to the Series C Preferred, a price determined by multiplying the Series C Conversion Price in effect immediately prior to such issuance or sale, and in the case of the Series D Conversion Price, $1.485, by a fraction equal to:

(A) the numerator of which shall be (A) the number of shares of Series Preferred deemed outstanding (as determined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the Aggregate Consideration (as defined below) received or deemed received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such then-existing Series Preferred Conversion Price, and

(B) the denominator of which shall be the number of shares of Series Preferred deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued.

For the purposes of the preceding sentence, the number of shares of Series Preferred deemed to be outstanding as of a given date shall be the number of shares of Common Stock into which the then outstanding shares of Series Preferred could be converted if fully converted on the day immediately preceding the given date. Notwithstanding the foregoing, 1) all references to $1.485 in this section shall be adjusted for any stock splits or the like affecting the Series D Preferred, and 2) in the event of a sale of Additional Shares of Common Stock at an Effective Price of less than $1.485, the Series D Conversion Price shall equal to the Series C Conversion Price.

(ii)           No adjustment shall be made to the Series Preferred Conversion Price in an amount less than one cent per share. Any adjustment otherwise required by this Section 4(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Series Preferred Conversion Price. For the avoidance of doubt, no adjustment shall be made to the Series B Conversion Price under this Section 4(i) in connection with the issuance of 34,000,000 shares of Series D Preferred (or the issuance of Common Stock upon the conversion of such shares of Series D Preferred). For the purpose of making any adjustment required under this Section 4(i), the aggregate consideration received by the Company for any issue or sale of securities (the “Aggregate Consideration”) shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

(iii)         For the purpose of the adjustment required under this Section 4(i), if the Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as “Convertible Securities”) or (y) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Series Preferred Conversion Price, in each case, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus:

(A) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options; and

(B) in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities); provided, that if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses.

(iv)          If the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided, further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities, provided, that such recalculation shall not apply to prior conversions of Series Preferred.

(v)            No further adjustment of the Series Preferred Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series Preferred Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series Preferred Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided, that such readjustment shall not apply to prior conversions of Series Preferred.

(vi)          For the purpose of making any adjustment to the Conversion Price of the Series Preferred required under this Section 4(i), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i) (including shares of Common Stock subsequently reacquired or retired by the Company), other than:

(A) shares of Common Stock issued upon conversion of the Series Preferred;

(B) 6,500,000 shares of Common Stock and/or options, warrants or other Common Stock purchase rights (the “Plan Shares”), and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the Original Issue Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; provided, that without increasing the Plan Shares, any shares that revert back or are otherwise available for reissuance in connection with the expiration or termination of any option shall be available for issuance by the Company and will not be considered Additional Shares of Common Stock;

(C) shares of Common Stock issued pursuant to the exercise of Convertible Securities outstanding as of the Original Issue Date;

(D) shares of Common Stock or Convertible Securities issued for consideration pursuant to a merger, consolidation, acquisition, or similar business combination, in each case, if approved by the Board;

(E) any equity securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution, in each case if approved by the Board;

(F) any equity securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided, that the issuance of shares therein has been approved by the Company’s Board; and

(G) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act that results in the conversion of all Preferred Stock into Common Stock.

References to Common Stock in the subsections of this clause (vii) above shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 4(i). The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4(i), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Section 4(i), for such Additional Shares of Common Stock. In the event that the number of shares of Additional Shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, the Board shall in good faith determine the maximum number of Additional Shares of Common Stock and the minimum amount of consideration, subject to adjustment under Section 4(v).

(vii)         In the event that the Company issues or sells, or is deemed to have issued or sold, Additional shares of Common Stock in a Qualifying Dilutive Issuance (the “First Dilutive Issuance”), then in the event that the Company issues or sells, or is deemed to have issued or sold, Additional Shares of Common Stock in a Qualifying Dilutive Issuance other than the First Dilutive Issuance as a part of the same transaction or series of related transactions as the First Dilutive Issuance, and such issuance occurs within a period of no more than 30 days from the date of the First Dilutive Issuance (a “Subsequent Dilutive Issuance”), then and in each such case upon a Subsequent Dilutive Issuance the Series Preferred Conversion Price shall be reduced to the Series Preferred Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

j.              Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series Preferred Conversion Price for the number of shares of Common Stock or other securities or property issuable upon conversion of the Series Preferred, if the Series Preferred is then convertible pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall then promptly mail such certificate, by first class mail, postage prepaid, to each registered holder of Series Preferred at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Series Preferred Conversion Price at the time in effect, and (ii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

k.            Notices of Record Date.  Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(h)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 3(h)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series Preferred at least twenty (20) days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, recapitalization, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, recapitalization, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

l.              Automatic Conversion.

(i)            Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the aggregate valuation of the Company at the time of the offering (based on the per share price to the public in the registration statement multiplied by the outstanding shares on a fully-diluted basis) is equal to or greater than two hundred million dollars ($200,000,000) (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least forty million dollars ($40,000,000), and (iii) the Common Stock is to be listed for trading on either the New York Stock Exchange or the Nasdaq National Market. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d).

(ii)           Upon the occurrence of the event specified in paragraph (i) above, the applicable outstanding shares of Series Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the replacement of such certificates. Upon the occurrence of such automatic conversion of the Series Preferred, all holders of the Series Preferred shall be given notice of the automatic conversion pursuant to this Section 4(l), including the effective date on which such action took place and the then effective Series Preferred Conversion Price. Upon receipt of such notice, the holders of Series Preferred shall surrender the certificates (or lost certificate agreement) representing such shares at the office of the Company or any transfer agent for the Series Preferred. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933 or the closing of any other specified transaction, the conversion may, at the option of any holder tendering Series Preferred for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such transactions, in which event the persons entitled to receive the Common Stock upon conversion of the Series Preferred shall not be deemed to have converted such Series Preferred until immediately prior to the closing of such sale of securities or such other event.

m.            Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board) on the date of conversion.

n.             Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series Preferred, in addition to such other remedies as shall be available to the holder of such Series Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to these Restated Articles of Incorporation. Before taking any action which would cause an adjustment reducing any Series Preferred Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series Preferred, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series Preferred Conversion Price.

o.             Notices.  Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, provided, that this clause (iii) shall only apply if the notice is being sent to an address within the United States, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

p.             Payment of Taxes.  The Company will pay all taxes (other than income taxes) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred so converted were registered.

q.             No Dilution or Impairment.  Without the appropriate vote of its shareholders under the General Corporate Law of California or Section (2)(b) of this Article III, the Company shall not amend its Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect all of the rights of the holders of the Series Preferred, including the conversion rights of the holders of the Series Preferred against dilution or other impairment.

5.             No Reissuance of Series Preferred.  No share or shares of Series Preferred acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued; and in addition, these Restated Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in the Company’s authorized stock.

6.             No Redemption.  The Series Preferred shall not be redeemed or subject to redemption, whether at the option of the Company or any holder thereof, or otherwise.

IV.

A.            The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

B.            The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the Corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the General Corporation Law of California, subject to the limits on such excess indemnification set forth in Section 204 of the General Corporation Law of California. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to “California law” shall to that extent be deemed to refer to California law as so amended.

C.            Any repeal or modification of this Article shall only be prospective and shall not effect the rights under this Article in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

THREE:  The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board.

FOUR:  The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 and Section 903 of the California Corporations Code. The Corporation has two classes of stock outstanding and each such class of stock is entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is 5,071,397. The total number of outstanding shares of Series A Preferred, Series B Preferred and Series C Preferred is 757,576, 398,493 and 16,952,228, respectively. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock voting as a single class, more than fifty percent (50%) of the outstanding Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class, more than fifty percent (50%) of the outstanding Series C Preferred, voting together as a single class, and more than fifty percent (50%) of the outstanding Common Stock, Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class.

The undersigned, Peter G. Milner and James F. Fulton, Jr., the President and Chief Executive Officer and the Assistant Secretary, respectively, of ARYX THERAPEUTICS, declare under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of their own knowledge.

Executed at Santa Clara, California on May 21, 2004.

/s/ Peter G. Milner
PETER G. MILNER
President and Chief Executive Officer

/s/ James F. Fulton, Jr.
JAMES F. FULTON, JR.
Assistant Secretary

Exhibit d

Notice of Borrowing

                ,

Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA  94904-3011

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 4521 dated as of March 28, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between Lighthouse Capital Partners V, L.P. and ARYx Therapeutics, Inc. (the “Company”)

The undersigned is the Chief Executive Officer of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1.             The amount of the proposed Advance is $                  . The business day of the proposed Advance is                  .

2.             The Loan Commencement Date for this Advance shall be April 1, 2006.

3.             As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4.             No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

ARYx Therapeutics, Inc.

By:

Name:

Title:

1

Exhibit e

Incumbency Certificate

The undersigned, Peter Milner, hereby certifies that:

1.             He/She is the duly elected and acting President, R & D of ARYx Therapeutics, Inc., a California corporation (the “Company”).

2.             That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Paul Goddard	Chief Executive Officer

Peter Milner	President, R & D

John Varian	Chief Operating Officer

3.             Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.             Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.             Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 28, 2005.

ARYx Therapeutics, Inc.

By:

Name:	Peter Milner

Title:	President, R & D

I, the Chief Operating Officer of the Company, do hereby certify that Peter Milner is the duly qualified, elected and acting President, R & D of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on March 28, 2005.

ARYx Therapeutics, Inc.

By:

Name:	John Varian

Title:	Chief Operating Officer

1

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, to induce Lighthouse Capital Partners V, L.P. (“Lender”), to extend or continue financial accommodations to ARYx Therapeutics, Inc., a California corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated March 28, 2005 (the “Loan Agreement”), hereby certifies that on the date hereof:

1.                                      I am the duly elected and acting Chief Executive Officer of Borrower.

2.                                      I am a Responsible Officer as that term is defined in the Loan Agreement.

3.                                      The information submitted herewith is in fact what it purports to be.

4.                                      The information delivered herewith is true, correct and complete

5.                                      Borrower is currently able to meet its obligations as they come due.

6.                                      I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.                                      I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                                 .

ARYx Therapeutics, Inc.

By:

Name:	Paul Goddard

Title:	Chief Executive Officer

1

EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned ARYx Therapeutics, Inc. (“Borrower”) authorizes Lighthouse Capital Partners V, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution (“Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated March 28, 2005 (the “Loan Agreement”).

1.             Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2.             Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3.             Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.

4.             Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.

This Consent shall be effective as of March 28, 2005 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Silicon Valley Bank
(Name of Borrower’s Bank)

3003 Tasman Drive	Santa Clara	CA	95054
(Address of Bank)	(City)	(State)	(Zip Code)

Bank Routing Number
	(between these symbols “ /:” “:/” on bottom left of check)

Account Number:	(checking / deposit / savings)		(circle one)

Copy of a voided check is attached to this form

Borrower Name:	ARYX THERAPEUTICS, INC.

Borrower Address:	6300 Dumbarton Circle
Fremont, CA 94555

Authorized by:
Its:
Date authorized:

Internal ACH Authorizations from Lender:

Approved by:	Date:

1

EXHIBIT H

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

1

[GRAPHIC]

DEPOSIT ACCOUNT CONTROL AGREEMENT

Customer:	ARYx Therapeutics, Inc.
Creditor:	Lighthouse Capital Partners V, L.P.
Date:	March 28, 2005

This Deposit Account Control Agreement (“Agreement”) is entered into as of the above date between Silicon Valley Bank (“Bank”), Creditor identified above (“Creditor”), and Customer identified above (“Customer”).

All parties agree as follows:

1.             Deposit Account.  Bank maintains one or more demand, time, savings, passbook, certificates of deposit or other similar accounts that are identified above in which Customer has an interest. The referenced account(s) is (are) subject to the Bank’s Deposit Agreement Disclosure Statement, unless specifically altered by this Agreement. The parties acknowledge that the Deposit Account constitutes a “Deposit Account” within the meaning of Section 9102 of the Uniform Commercial Code of the State of California (“UCC”) and Bank is a “Bank” within the meaning of Section 9102 of the UCC. The provisions of this Agreement constitute “Control” over the Deposit Account within the meaning of Section 9104 of the UCC.

2.             Security Interests.  Pursuant to a security agreement or similar agreement identified in Exhibit A hereto (“Security Agreement”), Customer has granted to Creditor a lien on and security interest in the above account(s) and in all cash, funds, items, instruments and any other amounts now or later deposited into or held therein (collectively, the “Deposit Account”). Bank acknowledges the lien on and security interest in the Deposit Account granted by Customer to Creditor. With respect to Bank’s rights pursuant to Section 6 of this Agreement, Customer has granted to Bank a security interest in the Deposit Account, or Bank has a lien or right of setoff under the UCC or other laws applicable to the Deposit Account. Creditor acknowledges the Bank’s lien or right of setoff on the Deposit Account under the UCC or other laws applicable to the Deposit Account and/or the security interest in the Deposit Account granted by Customer to Bank. Customer hereby ratifies and confirms the security interests and/or liens and/or rights of setoff it has granted in the Deposit Account to Bank and Creditor.

3.             Other Deposit Control Agreements.  Bank has entered into Deposit Account Control Agreements with the parties listed on Exhibit A attached hereto. Customer covenants and agrees that it will not enter into a deposit control agreement with any other party without Creditor’s prior written consent. Bank agrees that it will not enter into a deposit control agreement with any other party with respect to the Deposit Account without Creditor’s prior written consent

4.             Customer’s Rights in Deposit Account.  For purposes of perfection under the UCC of Creditor’s security interest in the Deposit Account(s), Creditor has control over the Deposit Account(s), provided that until Bank receives a Notice of Exclusive Control (as

1

described and set forth below), Customer will be entitled to draw items on and otherwise to withdraw or direct the disposition of funds from the Deposit Account. So long as this Agreement is in effect, Customer may not close the Deposit Account without Creditor’s prior written consent. Bank may close Customer’s Deposit Account in accordance with Bank’s business practices and as required by applicable law. Customer will notify Creditor if Bank closes Customer’s Deposit Account.

5.             Creditor’s Control of Deposit Account.  Except as permitted in section 6 of this Agreement, and except as required pursuant to the terms of any other deposit account control agreement executed by Customer and/or referenced in Section 3 and Exhibit A to this Agreement, after Bank receives a Notice of Exclusive Control from Creditor and has had reasonable opportunity to comply with it, but no later than two Business Days (“Business Days” means days which Bank is open to the public for business and are measured in 24 hour increments) after the Notice of Exclusive Control has been validly given (in accordance with Section 13(B) below), Bank and Customer agree that: (a) Bank will comply only with Creditor’s instructions as to the withdrawal or disposition of any funds credited to the Deposit Account, and to any other matters relating to the Deposit Account, without Customer’s further consent, and (b) Bank will not comply with any instructions from Customer concerning the Deposit Account or any funds in the Deposit Account. Creditor agrees that it will not send a Notice of Exclusive Control unless it believes that it is entitled to exercise its rights as to the Deposit Account under the Security Agreement or any of the other documents executed in connection with the Security Agreement. The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto and must be signed by an authorized representative of Creditor. Creditor’s instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. Bank will be fully entitled to rely upon such instructions from Creditor even if such instructions are contrary to any instructions or demands given by Customer. Customer confirms that Bank should follow instructions from Creditor even if the result of following such instructions is that Bank dishonors items presented for payment from the Deposit Account. Customer further confirms that Bank will have no liability to Customer for wrongful dishonor of such items in following such instructions from Creditor. Bank shall have no duty to inquire or determine whether Customer’s obligations to Creditor are in default, or whether the Creditor is entitled to send a Notice of Exclusive Control.

6.             Priorities of Security Interests; Rights Reserved by Bank.  Creditor agrees that nothing herein subordinates or waives, and that Bank expressly reserves, any and/or all of Bank’s present and future rights (whether described as rights of setoff, banker’s liens, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account) with respect to (a) items deposited to the Deposit Account and returned unpaid, whether for insufficient funds or for any other reason; (b) overdrafts on the Deposit Account; (c) automated clearing house entries; (d) any provisional credits granted by Bank to the Deposit Account; (e) claims of breach of the Uniform Commercial Code’s transfer or presentment warranties made against Bank in connection with items deposited to the Deposit Account; (f) Bank’s usual and customary charges for services rendered in connection with the Deposit Account; or (g) Only with respect to Account No. 8800057097, (the “Pledged Account”), any lien arising in connection with any loan or other credit relationship between Customer and Bank, which lien shall be subject to the provisions of the Subordination/ Intercreditor Agreement identified in Exhibit A hereto. Creditor agrees that notwithstanding receipt of Creditor’s Notice of Exclusive Control, subject to the terms and obligations in the Subordination/ Intercreditor Agreement listed in Exhibit A, Bank may exercise Bank’s rights and remedies in connection with any liens, security interests or claims it may have in or on the Deposit Account as described in this Section 6 provided that with respect to Bank’s exercise of remedies in connection with Customer’s reimbursement obligation to Bank under that certain Application for Cash Secured Standby Letter of Credit relating to the letter of credit issued to TriNet, as beneficiary, which reimbursement obligation is secured by the Pledged Account, Bank shall marshal the Pledged Account before seeking recourse against any other Deposit Account of Customer pledged by Customer to Bank.

2

7.             Statements.  At Customer’s expense, Bank will send copies of all statements for the Deposit Account to Creditor at Creditor’s address set forth below Creditor’s signature block at the end of this Agreement. Until this Agreement is terminated, Customer authorizes Bank to disclose to Creditor at Creditor’s request any information concerning Customer’s Deposit Account, including but not limited to the identity of any other party with which Customer and Bank have executed deposit control agreements or similar agreements.

8.             Returned Items.  Bank will pay returned items by debiting the Deposit Account. If at any time after Creditor exercises exclusive control over the Deposit Account (a) funds are not available in the Deposit Account to cover the amount of any returned item, and (b) Customer fails to pay such amount within 15 Business Days of Bank’s written demand therefor, then Creditor agrees that it will pay, within ten (10) Business Days of a written demand by Bank, any amounts owed for a returned item that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the corresponding returned item.

9.             Indemnity and Hold Harmless of Bank by Customer.  Customer hereby agrees to indemnify and hold harmless Bank, its affiliates and their respective directors, officers, agents and employees (each, an “Indemnified Person”) against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a “Claim”) asserted by Creditor or any other party (other than an Indemnified Person), including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any Claims arising as a result of Bank’s adherence (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from Bank’s ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account or the funds in the Deposit Account or resulting from Bank’s paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from an Indemnified Person’s gross negligence or willful misconduct. Customer will indemnify Creditor for any indemnity obligations Creditor owes to Bank under this Agreement.

10.          Indemnification and Hold Harmless of Bank by Creditor.  Creditor hereby agrees to indemnify Indemnified Persons against any and all Claims asserted by Customer or any other party (other than an Indemnified Person), including, without limitation, any and all court costs and reasonable attorneys’ fees, arising directly out of Bank’s adherence or failure of adherence to Creditor’s instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of Bank’s ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account or the funds in the Deposit Account or resulting from Bank’s paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to Creditor’s instructions in its Notice of Exclusive Control; provided, that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person’s gross negligence or willful misconduct; (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 11 of this Agreement is enforceable; or (c) any Claim asserted against Bank for Bank’s breach of the Subordination/Intercreditor Agreement identified in Exhibit A. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person’s performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of an Indemnified Person which constitute gross negligence or willful misconduct.

3

11.          Waiver.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM BANK OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT.

12.          Amendments.  This Agreement and all exhibits attached hereto may be amended only by a written agreement, signed by Bank, Creditor, and Customer.

13.          Notices.

(A)          Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (a) when received if delivered personally (whether by messenger, hand delivery or otherwise) or by overnight delivery or by facsimile to the recipient to the address or facsimile number set forth below the signature of the applicable party hereto, or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given (including a Notice of Exclusive Control pursuant to subsection (B) below) may be changed from time to time by notice served as provided herein.

(B)          A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit B hereto, must be delivered to the address listed below Bank’s signature block at the end of this Agreement, must be delivered to Bank via hand delivery, messenger, overnight delivery or facsimile and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by Bank (Bank agrees that it will use its good faith effort to acknowledge receipt of such facsimile). Creditor acknowledges that Bank may not be able to respond to a Notice of Exclusive Control pursuant to Section 5 above, and Creditor agrees that Bank will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 13 or to the address listed below Bank’s signature block at the end of this Agreement.

In accordance with the provisions of §326 of the USA PATRIOT Act, Creditor agrees that it will provide the Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control.

14.          Integration Provision.  Except for the Subordination/Intercreditor Agreement identified in Exhibit A, this Agreement constitutes the entire agreement among Bank, Customer and Creditor with respect to Creditor’s control over the Deposit Account and matters related thereto, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

15.          Counterparts.  This Agreement may be signed in counterparts that, when signed by all parties, shall constitute one agreement.

16.          Relationship of the Parties.  Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Creditor and Bank.

17.          Governing Law and Jurisdiction.  The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

18.          Jury Trial Waiver.  CUSTOMER, CREDITOR, AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY

4

CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

19.          Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. However, Customer may not assign this Agreement without the prior written consent of the Creditor and Bank. Creditor may assign this Agreement upon written notice to Bank; provided, that such assignee must assume in a writing all of Creditor’s obligations under this Agreement. Bank may assign this Agreement upon written notice to Creditor; provided, that such assignee must assume in a writing or by law all of the Bank’s obligations under this Agreement.

20.          Attorneys’ Fees, Costs and Expenses  In any action or proceeding between Bank and any other party to this agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

21.          Termination; Survival.  Creditor may terminate this Agreement by giving Bank and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Bank may terminate this Agreement by giving Creditor and Customer 30 days’ prior written notice of termination. Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor’s written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Subject to the foregoing, this Agreement automatically terminates when the Deposit Account closes or when Creditor notifies Bank that all obligations owed to Creditor have been paid in full and Creditor has terminated its security interest in the Deposit Account. Sections 9, 10, 11, 17, 18 and 20 shall survive the termination of this Agreement.

[The rest of this page intentionally left blank]

5

BANK:	SILICON VALLEY BANK
By
Title:
Account Control Department

Address for Notices:
Silicon Valley Bank
Account Control Department
3003 Tasman Drive, Mail Sort HG180
Santa Clara, CA 95054
Telephone: 408-654-5512/408-654-3099/408-654-5506
Facsimile: 408–496-2409

CUSTOMER:	ARYx Therapeutics, Inc.,
a California corporation
TIN*

By
Name:
Title:

Address for Notices:
6300 Dumbarton Circle
Fremont, CA 94555
Attn: Chief Financial Officer
Telephone: (510) 585-2200
Facsimile: (510) 585-2202

CREDITOR:	Lighthouse Capital Partners V, L.P.,
a Delaware limited partnership
TIN* 14-1854721
	By:	Lighthouse Management Partners V, L.L.C., its general partner
By
Name:
Title:

Address for Notices:
500 Drakes Landing Road
Greenbrae, CA 94904
Attn: Contracts Administration
Telephone: (415) 464-5900
Facsimile: (415) 925-3387

*      Pursuant to §326 of the USA PATRIOT Act, the Bank is required to obtain a Tax Identification Number (TIN) from all parties to this Agreement.

6

Silicon Valley Bank
Deposit Account Control Agreement
Exhibit A

1.                         “Security Agreement”:

Loan and Security Agreement dated March 28, 2005

2.                         Deposit Account Control Agreements Previously Executed by Silicon Valley Bank with other Parties Asserting an Interest in the Deposit Account:

not applicable

3.                         Subordination/Intercreditor Agreement(s) executed by Silicon Valley Bank and Creditor:

not applicable

7

Silicon Valley Bank
Deposit Account Control Agreement
Exhibit B
Notice of Exclusive Control

To:	Silicon Valley Bank (“Bank”)
From:	(“Creditor”)
Re:	(“Customer”)
Date:

Pursuant to the Deposit Account Control Agreement dated                              (“Agreement”) entered among Bank, Customer and Creditor, Creditor hereby notifies Bank of Creditor’s exercise of Creditor’s rights under the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents. Creditor hereby certifies that it is entitled to exercise its rights under the Agreement, that Creditor has a right to all or part of the funds in the Deposit Account (as defined in the Agreement).

Creditor understands and agrees that Bank shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor’s exercise of its rights under the Agreement or the certification above, to determine if Bank is obligated to take further instructions from Customer, or to determine whether Creditor has a right to all or part of the funds in the Deposit Account. Creditor hereby agrees to indemnify and hold harmless Bank, its affiliates, and their respective directors, officers, employees and agents pursuant to the terms of Section 10 of the Agreement.

Creditor agrees that, upon receipt of Creditor’s Notice of Exclusive Control, Bank may exercise Bank’s rights and remedies as permitted under Sections 5 and 6 of the Agreement and under any applicable laws, and may need to comply with obligations pursuant to the deposit account control agreements set forth in Exhibit A of the Agreement.

Upon execution of this Notice of Exclusive Control, Creditor must supply the Bank with a copy of their formation documentation, pursuant to §326 of the USA PATRIOT Act.

Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:

By
Title:

ACKNOWLEDGED BY:	SILICON VALLEY BANK
(for facsimile only)
By:
Name:
Title:
Date:
Time:

8

DEPOSIT ACCOUNT
CONTROL AGREEMENT

This Deposit Account Control Agreement (this “Agreement”) is entered into as of March 28, 2005, by and among ARYx Therapeutics, Inc., a Delaware Corporation (“Customer”), Lighthouse Capital Partners V, L.P., a Delaware Limited Partnership (“Secured Party”), and COMERICA BANK (“Bank”), with reference to the following facts:

A.               Customer maintains the Deposit Account (as defined below) at Bank, located at 226 Airport Parkway, San José, California (the “Banking Office”).

B.                Customer has granted Secured Party a security interest in the Deposit Account and all funds now or at any time hereafter held in the Deposit Account.

C.                Secured Party, Customer and Bank have agreed to enter into this Agreement to provide for the control of the Deposit Account by Secured Party and to perfect Secured Party’s security interests in the Deposit Account (as each such term is defined below).

NOW, THEREFORE, in consideration of the mutual promises and covenants, contained herein the parties hereto mutually agree as follows.

ARTICLE 1 - DEFINITIONS

1.01             Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Code” means the California Uniform Commercial Code, as amended and supplemented from time to time, and any successor statute.

“Deposit Account” means only Customer’s deposit account (as such term is defined in the Code) with Bank, with the following number 1892765692.

“Notice of Exclusive Control” means written notice to Bank which states that an event of default has occurred and is continuing under the document, instrument or agreement pursuant to which Customer has granted the security interest in the Deposit Account to Secured Party, and that on the basis thereof, Secured Party is exercising exclusive control over the Deposit Account.

“Order” means any instruction issued by any person with respect to the disposition of any funds contained in the Deposit Account.

1.02             Construction.  Any reference herein to any document includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the parties hereto, and their respective counsel. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of Customer and Secured Party.

ARTICLE 2 - CONTROL

2.01             No Withdrawals or Payments After Receipt of Notice of Exclusive Control. Anything contained in Section 2.03 to the contrary notwithstanding, Customer hereby absolutely, irrevocably and unconditionally authorizes and instructs Bank that, promptly upon receipt of a Notice of Exclusive Control by Bank at the Banking Office, Bank shall:

(a)    neither accept nor comply with any Order from Customer, including an Order for the payment of any funds from the Deposit Account to any third person nor permit Customer to withdraw any funds in the Deposit Account without the specific prior written consent of Secured Party; and

(b)    comply with all Orders originated by Secured Party concerning the Deposit Account and all other requests or instructions from Secured Party regarding disposition and/or delivery of funds contained in the Deposit Account, without further consent or direction from Customer and without regard to any inconsistent or conflicting Orders given to Bank by Customer within two (2) Business Days.

(c)    anything contained in the foregoing to the contrary notwithstanding, Secured Party hereby agrees that before it delivers Orders to the Bank concerning the Account, Secured Party shall have delivered to the Banking Office such documentation as Bank shall have reasonably requested from time to time to evidence the authority of those partners, officers, employees or agents whom Secured Party may designate to give Orders. The Bank and Secured Party agree to use their best efforts to ensure that Bank is prepared at all times to accept Orders from persons designated by Secured Party as having authority to act under this Agreement and Secured Party agrees to deliver such evidence related thereto as Bank may reasonably request.

2.02             Priority of Lien. Bank hereby acknowledges and agrees that:

(a)    Bank has received notice of the existence of the security interest of Secured Party in the Deposit Account, and recognizes the security interest granted to Secured Party by Customer;

(b)    all of Bank’s present and future rights against the Deposit Account are subordinate to Secured Party’s security interest therein; provided, however, that Secured Party hereby acknowledges and agrees that nothing herein subordinates or waives, and that Bank expressly reserves, all of its present and future rights (whether described as rights of setoff, banker’s lien, security interest, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account, or otherwise) solely with respect to: (a) items deposited to the Deposit Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of return of any such items or the occurrence or timeliness of any drawee’s notice of non-payment of such items; (b) ACH entries credited to the Deposit Account and later reversed, whether for insufficient funds or for any other reason, and without regard to the timeliness of such entries’ reversal; (c) chargebacks to the Deposit Account of credit card transactions; (d) erroneous entries to the Deposit Account; (e) overdrafts on the Deposit Account, (f) claims of breach of the transfer or presentment warranties made to Bank pursuant to the Code in connection with items deposited to the Deposit Account; (g) that certain Pledge and Security Agreement dated as of October 21, 2004 cash securing that certain Standby Letter of Credit #596267-43 in the amount of $903,200.00 (as amended, restated, supplemented from time to time); and (h) Bank’s usual and customary charges for services rendered in connection with the Deposit Account; and;

(c)    Except as otherwise required by law, Bank shall not enter into any agreement with any third party relating to the Deposit Account or agree that it will comply with any Orders

2

concerning the Deposit Account originated by any such third party without the prior written consent of Secured Party and Customer.

2.03             Control of Deposit Account.  At all times during the effectiveness of this Agreement, Customer hereby absolutely, irrevocably and unconditionally instructs, and Bank hereby agrees, that:

(a)    Bank shall not comply with any Orders or other instructions concerning the Deposit Account, from any third party without the prior written consent of Secured Party and Customer.

(b)    Except as otherwise provided in Sections 2.01 and 2.02, prior to the receipt of a Notice of Exclusive Control by Bank at the Banking Office, Bank shall accept and execute Orders from Customer with respect to the payment or withdrawal of any funds from the Deposit Account or the payment of any funds in the Deposit Account to Customer.

2.04             Bank’s Representations, Warranties and Acknowledgments.

(a)    Bank represents and warrants to Secured Party that:

(i)          the Deposit Account has been established and is maintained with Bank at the Banking Office solely in Customer’s name as recited above;

(ii)         any balances in the Deposit Account are valid and binding obligations of Bank;

(iii)        Bank has no knowledge of any claim to, security interest in or lien upon the Deposit Account, except a senior lien of Bank as described in Section 2.02 hereof;

(iv)       Bank has not entered into any agreement with any third party regarding the Deposit Account or agreed that it will comply with any Orders concerning the Deposit Account originated by any such third party.

2.05             Agreements of Bank and Customer.  Bank and Customer agree that:

(a)    Bank shall send copies of all statements relating to the Deposit Account simultaneously to Customer and to Secured Party;

(b)    Bank may disclose to Secured Party such other information concerning the Deposit Account as Secured Party may from time to time request; provided, however, that Bank shall have no obligation to disclose to Secured Party any information which Bank does not ordinarily make available to its depositors; and

(c)    Bank shall use reasonable efforts to promptly notify Secured Party and Customer if any other party asserts any claim to, security or property interest in or lien upon the Deposit Account; and Bank shall provide at least 30 days prior written notice to Secured Party before it closes the Account.

2.06             Bank’s Responsibility.  Anything contained in the foregoing to the contrary notwithstanding:

(a)    Except for permitting a withdrawal in violation of Section 2.01, Bank shall not be liable to Secured Party for complying with Orders from Customer that are received by Bank before Bank receives and has a reasonable opportunity (no more than 2 business days) to act on Notice of Exclusive Control and any contrary Order from Secured Party.

3

(b)    Bank shall not be liable to Customer for complying with Orders originated by Secured Party, even if Customer notifies Bank that Secured Party is not legally entitled to issue Orders, unless Bank takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c)    This agreement does not create any obligation of Bank except for those expressly set forth in this Agreement. In particular, Bank need not investigate whether the Secured Party is entitled under Secured Party’s agreements with Customer to give Orders. Bank may rely on notices and communications it believes are given by the appropriate party.

(d)    Bank will not have any liability to Customer or Secured Party for claims, losses, liabilities or damages suffered or incurred by Customer or Secured Party as a result of or in connection with this agreement except to the extent such losses, liabilities and damages directly result from Bank’s gross negligence or willful misconduct.

(e)    In no event shall Bank have any liability to Customer or Secured Party for any consequential, special, punitive or indirect loss or damage whether or not any claim for such damages is based on tort or contract or Bank knew or should have known the likelihood of such damages in any circumstances.

2.07             Indemnity.

(a)    Customer shall indemnify and hold harmless Bank, its officers, directors, employees, and agents against any and all claims, liabilities, demands, damages and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, or expenses are caused by Bank’s gross negligence or willful misconduct. Customer shall indemnify Secured Party for any indemnity obligations Secured Party owes to Bank under this Agreement.

(b)    Secured Party shall indemnify and hold harmless Bank, its officers, directors, employees, and agents against any and all claims, liabilities, demands, damages and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements and the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff), except to the extent the claims, liabilities, or expenses are caused by Bank’s gross negligence or willful misconduct; provided, however, that in no event shall the Secured Party be liable for any special, consequential, exemplary damages, or lost profits.

2.08             Termination, Survival.

(a)                This Agreement shall terminate:

(i)              immediately upon receipt by the Bank at the Banking Office of written notice from Secured Party expressly stating that Secured Party is terminating this Agreement;

(ii)             immediately upon receipt by the Bank at the Banking Office of written notice from Secured Party expressly stating that Secured Party’s security interest in the Deposit Account has terminated; or

(iii)            thirty (30) days after the receipt by Secured Party and Customer of written notice from Bank stating that it is terminating this Agreement; provided, that in the event that the Bank terminates this Agreement pursuant to this Section 2.08 (a), the Bank, at the end of such thirty

4

(30) day period, shall transfer the funds in the Deposit Account to the bank or other financial institution that the Secured Party designates to the Bank in writing (with a copy to the Customer).

(b)               Sections 2.06, “Bank’s Responsibility,” and Section 2.07, “Indemnity,” shall survive termination of this Agreement.

ARTICLE 3 - GENERAL PROVISIONS

3.01             Conflicts; Controlling Agreement.  As to the matters specifically the subject of this Agreement, in the event of any conflict between this Agreement and any other agreement between Bank and Customer, the terms of this Agreement shall control.

3.02             Final Agreement; Amendments and Waivers.  This Agreement, together with any other document, instrument, or agreement entered into between Customer and Secured Party in connection therewith with respect to the subject matter contained therein constitutes the entire understanding among each of them with respect to the subject matter thereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

3.03             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties.

3.04             Amendments, Modifications.  This Agreement may be amended or modified only in writing signed by all parties hereto.

3.05             Severability of Provisions.  If any provision of this Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.

3.06             Section Headings.  Headings and numbers used to identify sections and paragraphs of this Agreement have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

3.07             Counterparts; Facsimile Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver a manually executed counterpart of this Agreement but the failure to deliver a manually executed counterpart shall not effect the validity, enforceability, and binding effect of this Agreement.

3.08             Notices.  All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (unless otherwise specifically provided) and delivered to each party at the following address:

Customer	ARYx Therapeutics, Inc.
6300 Dumbarton Circle
Fremont, CA 94555
Fax. No. (510) 585-2202 Attn: Chief Financial Officer

5

Secured Party:	Lighthouse Capital Partners V, L.P.
500 Drakes Landing Road
Greenbrae, CA 94904-3011
Fax. No. (415) 925-3387
Attn: Contract Administrator

Bank:	Comerica Bank
Technology & Life Sciences Division
3000 El Camino Real, Suite 800
Palo Alto, CA 94306
Fax. No. (650) 213-1710
Attn: Rob Ways

With a Copy To:

Comerica Bank
Technology & Life Sciences Division
2321 Rosecrans Ave., Suite 5000
El Segundo, CA 90245
FAX: (310) 297-2290
Attn: Manager

or to such other address or facsimile number as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery, upon delivery; (ii), if sent by national overnight courier, upon receipt, and (iii) if sent by facsimile, upon receipt; provided, however, that in either case, receipt by Bank of any Notice of Exclusive Control shall not be deemed to have occurred until the Bank delivers written notification (by email, fax or hard copy) confirming receipt to the Secured Party. Bank shall attempt in good faith to deliver written notification confirming receipt to the Secured Party promptly following Bank’s actual receipt of the Notice of Exclusive Control.

3.09             Governing Law.  This Agreement shall be deemed to have been made in the state of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the state of California, without regard to principles regarding the conflicts or choice of law.

3.10             WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE ), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

Nothing in this Section shall prejudice the right of the Secured Party to exercise its non-judicial foreclosure rights and remedies, or prejudice the right of any party to obtain provisional relief or other

6

equitable remedies as shall otherwise be available judicially pending submission of any issue, claim, demand, action, or cause of action to trial by the court as provided in this Section.

The parties prefer that any dispute between them be resolved in litigation subject to a Jury Trial Waiver as set forth above, but the availability of that process is in doubt because of the opinion of the California Court of Appeal in Grafton Partners LP v. Superior Court, 9 Cal.Rptr.3d 511. This Reference Provision will be applicable until the California Supreme Court completes its review of that case, and will continue to be applicable if either that court or a California Court of Appeal publishes a decision holding that a pre-dispute Jury Trial Waiver provision similar to that contained in the Documents (as defined below) is invalid or unenforceable. Delay in requesting appointment of a referee pending review of any such decision, or participation in litigation pending review, will not be deemed a waiver of this reference provision (“Reference Provision”).

(a) Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the Bank and the undersigned (collectively in this Section, the “Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where venue is otherwise appropriate under applicable law (the “Court”).

(b) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

(c) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.

(d) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(e) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject

7

to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(f) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(g) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(h) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE DOCUMENTS.

3.11             Attorney Costs. The prevailing party in any proceeding conducted in accordance with the provisions of Section 3.10 hereof or any other action arising out of this Agreement shall be reimbursed by the non-prevailing party(s) thereto for all costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of the prevailing party’s in-house counsel), expended or incurred by the prevailing party in connection therewith, in addition to any other remedy or recovery awarded by the court.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date set forth in the first paragraph hereof.

CUSTOMER:	ARYx Therapeutics, Inc. a California Corporation

By:
Name:
Title:

8

SECURED PARTY:	Lighthouse Capital Partners V, L.P.

By: Lighthouse Management Partners V, L.L.C.,
its general partner

By:
Name:
Title:

BANK:	COMERICA BANK

By:
Name:
Title:

9

SECURITIES ACCOUNT CONTROL AGREEMENT

This Securities Account Control Agreement (“Agreement”) is made this 28 day of March, 2005, by and among Aryx Therapeutics Inc. (“Customer”), Lighthouse Capital Partners V, L.P. (“Creditor”) and Bear, Stearns Securities Corp. (“Broker”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York as of the date of this Agreement.

WHEREAS, Customer maintains an account with Broker and has granted Broker and its affiliates (collectively, “Bear Stearns” and each affiliate, individually, a “Bear Stearns entity”) a perfected security interest in a securities account pursuant to that certain Institutional Account Agreement or other form of customer agreement to secure payment of all of Customer’s obligations under such Customer Agreement;

WHEREAS, Customer has granted Creditor a security interest in the financial assets held in the Account (defined below) to secure payment of Customer’s obligations to Creditor;

WHEREAS, the parties are entering into this Agreement to allow for Creditor to perfect its junior security interest in the financial assets held in the Account; and

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound, the parties hereto agree as follows:

Section 1. The Securities Account. Broker hereby represents, warrants to and covenants with Creditor that:

(a)                    Broker has established a securities account No. 220-04025 RC1 (the “Account”), which Account holds as of the date hereof certain uncertificated financial assets for which Customer has fully paid.

(b)                   In accordance with this Agreement, Broker agrees to register the Account on its books and records with the title “Lighthouse Capital Partners V, L:.P. as Secured Party for the Benefit of Aryx Therapeutics Inc.,” with such abbreviations as may be required to comply with the operating systems maintained by Broker for Customer, but shall not take any further action to reflect the security interest of the Creditor in the Account.

(c)                    Schedule A hereto is a statement produced by Broker regarding the property credited to the Account as of such statement’s date.

(d)                   As of the date hereof, Broker has not received notice of any liens, claims or encumbrances with respect to the Account, except with respect to (i)

Creditor pursuant to this Agreement and (ii) liens held by Bear Stearns pursuant to the Customer Agreement, and Broker has not confirmed any interest in the Account to any persons other than Creditor and Bear Stearns.

(e)                    The Account is and shall continue to be governed by the terms of the Institutional Account Agreement or other form of customer agreement (“Customer Agreement”) executed by Customer.

Section 2. Entitlement Orders. Subject to the Customer Agreement, if at any time Broker shall receive any order from Creditor directing transfer or redemption of any financial asset held in the Account, Broker shall comply with such Entitlement Order (as defined in Section 8-102(a)(8) of the UCC) without the further consent of Customer. If Customer is otherwise entitled to issue Entitlement Orders and an Entitlement Order conflicts with any Entitlement Order issued by Creditor, Broker shall follow the Entitlement Orders issued by Creditor without the further consent of Customer.

Section 3. Subordination of Rights and Priority of Broker’s Security Interest. (a) Broker agrees that the assets held in the Account shall not be used to satisfy obligations of Customer arising out of any activities in any of the Customer’s accounts other than the Account.

(b) Creditor has a first priority lien in the Account and all financial assets held therein or credited thereto; provided, however, its lien is subordinated in favor of Bear Stearns’ lien for the full satisfaction of Customer’s obligations to Bear Stearns to pay fees, commissions, and trading and regulatory obligations for the Account. (“Broker Indebtedness”). Creditor further acknowledges and agrees that satisfaction of an indebtedness owed by Customer to Creditor shall be subordinated to the satisfaction of Broker Indebtedness and shall be subject in right of payment and discharge to the prior indefeasible payment in full of the Broker Indebtedness.

Section 4. Maintenance of the Account.

(a)                    Statements, Confirmations and Proxies. Broker shall provide to Creditor, with duplicate copies to Customer, copies of statements of account, confirmations and other material correspondence concerning the Account. Unless otherwise specifically provided in this Agreement, Broker shall send proxies to Creditor.

(b)                   Customer’s Rights in Account. Until such time as a Notice of Sole Control is received by Broker, this Agreement shall not affect Customer’s rights to engage in transactions and Broker may continue to accept trading and other instructions from Customer in the Account, including, without limitation, instructions to make any free deliveries of funds or securities to Customer from the Account including, but not limited to, (w) cash distributions (including cash dividends or interest paid on assets held in the Account); (x) stock dividends; (y) distributions in property; or (z) cash returns of capital from the Account.

(c)                    Notice of Sole Control. If Broker receives from Creditor a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, Broker will discontinue taking any instructions with respect to Account from Customer and any designee. A Notice of Sole Control shall be deemed received by Broker only upon telephonic confirmation of its receipt by an authorized person at Broker to whom such Notice of Sole Control was mailed as provided herein.

The Notice of Sole Control shall be addressed to shall be delivered to the following address Bear, Stearns Securities Corp., One Metrotech Center North, Brooklyn, New York 11201 to the attention of one of the following

Wally Dye, email: wdye@bear.com

Telephone 347 643-2934
Facsimile: 917-849-0159

Harold Hirsch, email: hhirsch@bear.com

Telephone 347-643-2934
Facsimile: 917-849-0160

Carole Powers, email: cpowers@bear.com
Telephone 347-643-2111
Facsimile 917-849-0246

(d)                   Voting Rights. Until such time as Broker receives a Notice of Sole Control pursuant to subsection (c) of this Section 4, Creditor shall not direct Broker with respect to the voting of any financial assets held in the Account.

(e)                    Tax Reporting. All items of income, gain, expense and loss recognized in the Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Customer.

Section 5. Broker’s Responsibility

(a)                    This Agreement does not create any obligation of Broker except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, Broker shall not be subject to, nor have any duty or obligation whatsoever of any kind or character to have knowledge of or recognize, the terms of any agreement between Customer and Creditor.

(b)                   Broker may rely and shall be protected in acting upon any notice, instruction, or other communication provided by either Creditor or

Customer, as the case may be, which it reasonably believes to be genuine and authorized.

(c)                    In the absence of Broker’s gross negligence or willful misconduct, each of Customer and Creditor hereby agrees that Broker shall have no liability to either Customer or Creditor arising from the terms of this Agreement or for any action or failure to act by Broker with respect to the terms hereof.

(d)                   In the event that Broker is sued or becomes involved in litigation or proceeding as a result of complying with instructions from Creditor or Customer, as the case may be, each of Customer and Creditor agree that Broker shall be entitled to charge all the costs and fees (including reasonable attorneys’ fees and expenses) incurred by it in connection with such litigation to the assets in the Account or in Broker’s sole discretion, to the assets in any other account of Customer held by or through Bear Stearns and to withdraw such sums as the costs and charges accrue, and Customer shall be personally liable to Broker for any deficiency resulting therefrom.

(e)                    Notwithstanding anything contained herein to the contrary, in no event shall Broker, its affiliates, their respective directors, officers, employees or agents be responsible for indirect, special or consequential loss, liabilities, damages or claims of any kind whatsoever, even if it is notified of the possibility of such.

Section 6. Indemnity

(a)                    Customer shall indemnify and hold harmless Broker, its affiliates, their respective officers, directors, employees and agents from and against any and all losses, claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorneys’ fees and expenses (collectively, “Losses”) arising out of or in connection with this Agreement, or any action or failure to act by Broker with respect to this Agreement, including but not limited to compliance with instructions from Creditor in accordance with this Agreement.

(b)                   In the absence of Broker’s gross negligence or willful misconduct, Creditor shall release and discharge Broker, its affiliates, their respective officers, directors, employees and agents from and against any and all liability for any Losses arising out of or incurred in connection with Broker accepting orders from Customer or such other person or entity authorized by Customer to trade securities held in the Account until such time as a Notice of Sole Control is received by Broker.

Section 7. Conflict with Other Agreements.

(a)                    Broker hereby confirms and agrees that it has not entered into, and until termination of this Agreement will not enter into, any agreement with any other person, except its affiliates, relating to the Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other person.

(b)                   The parties agree that the terms of the Customer Agreement shall continue to apply to the Account. In the event of a conflict between the express terms of this Agreement and the Customer Agreement, the terms of this Agreement shall prevail.

Section 8. Representations.

(a)                    Creditor represents and covenants that: (i) it is authorized to enter into this Agreement and perform its obligations hereunder; (ii) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name; and (iii) if the Account qualifies as an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act, it is not a party in interest with respect to such plan.

(b)                   Customer represents and covenants that: (i) the Account does not presently and at no time shall contain any securities on margin, or securities pledged to a third party other than Bear Stearns and the Creditor, (ii) it is authorized to enter into this Agreement and perform its obligations hereunder; and (iii) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name.

(c)                    Broker represents and covenants that: (i) it is authorized to enter into this Agreement and perform its obligations hereunder; and (ii) the person who is executing this Agreement on its behalf is duly authorized to sign this Agreement in its name.

Section 9. Changes in Writing. No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by any party therefrom will be binding unless made in a writing signed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 10. Notices.

All notices, demands, requests, consents, approval and other communications (“Notices”) required or permitted hereunder must be in writing and shall be deemed effective upon receipt if (i) delivered personally, (ii) sent by facsimile transmission with confirmation of delivery, or (iii) sent by nationally recognized overnight courier service, freight pre-paid, addressed to the party at the address set forth below.

ARYX THERAPEUTICS, INC.

Attn: Chief Financial Officer

6300 Dumbarton Circle

Fremont, CA 94555

Tel: (408) 869-2761

Fax: (408) 869-2773

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

Attn: Contracts Administration

500 Drakes Landing Road

Greenbrae, CA 94904

Tel: (415) 464-5900

Fax: (415) 925-3387

BEAR, STEARNS SECURITIES CORP.

All notices to Bear, Stearns Securities Corp.

shall be addressed as set forth in Section 4(c).

Any party may change its address for notices on three (3) business days’ written notice to the other parties.

Section 11. Counterparts. This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

Section 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law provisions thereof.

Section 13. ARBITRATION.

YOU AGREE THAT CONTROVERSIES ARISING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION.

WITH RESPECT TO THE RESOLUTION OF ANY SUCH CONTROVERSY, YOU FURTHER ACKNOWLEDGE THAT:

•                  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

•                  EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PARTIES ARE

WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

• PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

• THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

• THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

• NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION OR WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

• ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD AT THE FACILITIES AND BEFORE AN ARBITRATION PANEL APPOINTED BY THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

• THE AWARD OF THE ARBITRATORS, OR OF A MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

Section 14. Successors and Assigns. This Agreement will be binding upon, and shall inure to the benefit of the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. Creditor may assign its rights hereunder only with the express written consent of Broker and by sending written notice of such assignment to Customer.

Section 15. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (except for the Customer Agreement), both written and oral, among the parties concerning its subject matter.

Section 16. Termination; Survival. Creditor may terminate this Agreement by written notice to Broker and Customer. Broker may terminate this Agreement on 30 day’s written notice to Creditor and Customer.

If Creditor notifies Broker that Creditor’s security interest in the Account has terminated, this Agreement will immediately terminate.

The provisions of Sections 5 and 6 hereof shall survive termination of this Agreement.

This Agreement shall be terminated upon entry of the appropriate judgment, award or decree.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BEAR, STEARNS SECURITIES CORP.

By:
Title:

ARYX THERAPEUTICS, INC.

By:
Title:

LIGHTHOUSE CAPITAL PARTNERS V L.P.

By:	Lighthouse Management Partners V, L.L.C. its general partner

By:
Title:

State of                         )

County of                               )

On the                  day of                                 , 2005, before me personally appeared                                      to me known and known to me to be the                                        of Aryx Therapeutics, Inc. and the person who executed the foregoing instrument, and he/she acknowledged to me that he/she executed the same.

Notary

State of                         )

County of                               )

On the                  day of                                 , 2005, before me personally appeared                                      to me known and known to me to be the                                        of Lighthouse Capital Partners V, L.P. and the person who executed the foregoing instrument, and he/she acknowledged to me that he/she executed the same.

Notary

SCHEDULE A

[LIST OF ASSETS]

EXHIBIT A

[LETTERHEAD OF CREDITOR]

[DATE]

Bear, Stearns Securities Corp.
One Metrotech Center North
Brooklyn, NY 11201

Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in the Securities Account Control Agreement, dated March 28, 2005, among Aryx Therapeutics, Inc., you and the undersigned (a copy of which is attached) we hereby give you notice of our sole control over Securities Account No. 220-04025 RC1 (the “Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Account and the financial assets credited thereto from Aryx Therapeutics, Inc. or other persons or entities, if any, designated by Customer to trade the Account, unless otherwise ordered by a court of competent jurisdiction.

We certify that we have delivered a copy of this notice by facsimile transmission to Aryx Therapeutics, Inc. and, where applicable, other persons or entities designated by Customer to trade the Account.

Very truly yours,

LIGHTHOUSE CAPITAL PARTNERS V L.P.

BY:	Lighthouse Management Partners V, L.L.C.
its general partner

By:
Title

cc:	Aryx Therapeutics, Inc.
[Other designated Persons]

SECURITIES ACCOUNT SOLE CONTROL AGREEMENT

This agreement, dated as of February 1, 2005 (the “Agreement”), sets forth the Agreement between Credit Suisse First Boston LLC (“Broker”), Pershing LLC (“Pershing”), ARYx Therapeutics, Inc. (“Debtor”) and LCP V, L.P. *(“Secured Party”). All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

Section 1. The Securities Account.

1.1. Establishment of the Securities Account. Broker and Pershing hereby confirm that:

1.1.1. Account Number and Name. Broker, on behalf of Debtor, has established an account of Debtor with Pershing bearing the name: “[Actual Name of Secured Party], as Secured Party for [Actual Name of Debtor], acting through Credit Suisse First Boston LLC”, and having account number 2C9-001803 (the “Securities Account”); as such, all “security entitlements” (such term being used herein as defined in UCC Section 8-102(a)17)) with respect to financial assets credited to the Securities Account are held by Debtor, as the “entitlement holder” (such term being used herein as defined under UCC Section 8-102(a)(7)).

1.1.2. Status as a Securities Account. The Securities Account is a “securities account” (such term being used herein as defined in UCC Section 8-501(a)).

1.1.3. Account Contents. All property now or hereafter held in the Securities Account, including, without limitation, interest, dividends and distributions, whether payable in cash or stock, and shares or other proceeds of conversions or splits of any securities, are “Pledged Securities” and shall be treated as financial assets (such term being used herein as defined in UCC Section 8-102(a)(9)).

1.2. Control of Securities Account by Secured Party. The parties to this Agreement hereby agree that:

1.2.1. Debtor, as entitlement holder in respect of the Securities Account, (a) authorizes Secured Party to deliver such “entitlement orders” (such term being used herein as defined in UCC Section 8-102(a)(8)) and other instructions to Broker with respect to the Pledged Securities and the Securities Account as Secured Party shall determine in its sole discretion (including, without limitation, an entitlement order in the form attached hereto as Exhibit A), in each case without any further consent or action by Debtor, (b) authorizes and directs Broker to promptly relay such entitlement orders or other instructions to Pershing without any further consent or action by Debtor, and (c) authorizes and directs Pershing to comply with any entitlement orders or other instructions relayed to it by Broker with respect to the Pledged Securities or the Securities Account without further consent or action by Debtor.

*LCP V, L.P. refers to Lighthouse Capital Partners V. L.P.

1.2.2.  Pershing, as securities intermediary (such term being used herein as defined in UCC Section 8-102(a)(14)) with respect to the Securities Account, shall comply with any entitlement orders or other instructions relayed to it by Broker with respect to the Pledged Securities or the Securities Account without further consent or action by Debtor.

1.2.3.  Secured Party shall have sole control over the Pledged Securities and the Securities Account and, as such, Secured Party shall have the exclusive right to provide entitlement orders or other instructions to Broker (to be relayed by Broker to Pershing as provided above) with respect to the Pledged Securities and the Securities Account, except that Debtor may provide certain instructions relating to the Pledged Securities and the Securities Account only as specified herein and only by instructing Broker to relay such instructions to Pershing.

1.2.4.  With respect to any entitlement order or other instruction received by Broker relating to the Pledged Securities or the Securities Account, whether from Secured Party or, to the extent permitted under Section 2.7, from Debtor in the case of instructions to conduct trades in the account, Broker shall act as agent for Secured Party or Debtor, as the case may be, in delivering such entitlement order or other instruction to Pershing, and neither Secured Party nor Debtor shall be entitled to deliver any entitlement orders or other instructions to Pershing directly with respect to the Pledged Securities or the Securities Account.

1.3. Debtor and Secured Party agree and represent to Pershing and Broker that any credit extended by Secured Party shall not be purpose credit and shall comply in all respects with Regulation U of the Board of Governors of the Federal Reserve System.

Section 2. Maintenance of Securities Account.

2.1.  Clearance and Settlement.  The parties to this Agreement understand and agree that (a) Broker uses Pershing to carry and clear accounts introduced to Pershing by Broker, including the Securities Account; (b) Pershing has no authority to follow entitlement orders or other instructions with respect to the Pledged Securities or the Securities Account except those given by Broker to Pershing; and (c) Debtor and Secured Party have no authority to, and shall not to attempt to, give any such entitlement orders or other instructions directly to Pershing.

2.2.  Reliance on Entitlement Orders and Other Instructions.  Broker will be entitled to rely on (and to relay to Pershing) entitlement orders and other instructions that it receives from a person it reasonably believes to be authorized by Secured Party (or Debtor, if permitted hereunder) to give such instructions. Such entitlement orders or other instructions may be given to Broker orally, provided that Secured Party or Debtor, as applicable, shall promptly thereafter transmit such entitlement orders or other instructions to Broker in writing. Broker shall transmit all such entitlement orders and other instructions to Pershing in writing. Notwithstanding the

2

foregoing, neither Broker nor Pershing shall be liable for taking actions on oral entitlement orders or other instructions provided by Secured Party (or Debtor, if permitted hereunder) to Broker despite the failure of Secured Party or Debtor, as applicable, to subsequently provide such entitlement orders or other instructions in writing to Broker; and Pershing agrees to comply with all entitlement orders or other instructions received from Broker with respect to the foregoing.

2.3.  Provision of Statements, Confirmations and Other Information.  Broker will send copies of confirmations of trades and all monthly statements concerning the Securities Account simultaneously to both Debtor and Secured Party, and to the extent Broker can make its system available to Secured Party and upon Secured Party’s signing a separate website user agreement, Secured Party will also be given daily access to the Securities Account via the Internet or other online services selected by Broker. Broker will also send to Secured Party, upon request, a copy of such personal financial statements, tax returns and other financial information of or relating to Debtor as Debtor has made available to Broker. Such confirmations, statements and other information shall be sent to Debtor and Secured Party as provided in this Section 2.3 at the address for each set forth in this Agreement. By signing the statement set forth at the bottom of this Agreement, Debtor hereby consents to the provision of all such statements, confirmations and other information to Secured Party, Pershing and any affiliate, director, officer, agent, employee, counsel, accountant, advisor or representative of Broker as Broker may deem appropriate, but solely for the purpose of providing services to Debtor in connection with this Agreement.

2.4.  Broker’s and Pershing’s Duties With Respect to Agreements between Debtor and Secured Party.  Broker and Pershing shall have no duty or obligation whatsoever of any kind or character to determine whether or not an event of default exists under any agreement between Debtor and Secured Party. Broker shall relay to Pershing any entitlement orders or other instructions received by Broker from Secured Party, irrespective of any knowledge that Broker may have of whether or not an event of default shall exist or Secured Party shall have any agreement with Debtor limiting or conditioning its right to give such entitlement orders or other instructions, and Pershing shall honor any entitlement orders or other instructions received by it from Broker, irrespective of any knowledge Pershing may have of whether or not an event of default shall exist or Secured Party shall have any agreement with Debtor limiting or conditioning its right to give such entitlement orders or other instructions. Broker and Pershing shall have no duty to investigate the circumstances under which either Debtor or Secured Party is entitled to give any entitlement orders or other instructions.

2.5.  Tax Reporting.  All items of income, gain, expense and loss recognized in the Securities Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Debtor.

3

2.6.  Voting Rights.  Until such time as Broker receives an entitlement order or other instruction from Secured Party directing otherwise, Debtor may give instructions to Broker (which Broker shall relay to Pershing) with respect to the voting of the Pledged Securities.

2.7.  Asset Transfers.  Until such time as Broker receives an entitlement order or other instruction from Secured Party directing otherwise, Debtor may give entitlement orders and other instructions to Broker (which Broker shall relay to Pershing) to conduct trades in the Securities Account. Anything contained in this Agreement to the contrary notwithstanding, except upon the written consent of Secured Party, Broker shall not relay to Pershing any entitlement order or other instruction to withdraw specific Pledged Securities, cash or other property from the Securities Account for transfer to or on behalf of Debtor or any third party other than Secured Party. Broker and Pershing shall not have any liability to Secured Party or Debtor for any loss of the Pledged Securities which may result from trades in the Securities Account.

Section 3. Confirmation of the Priority of Broker and Pershing’s Lien and Right of Set-Off.  In the event that Pershing or Broker has or subsequently obtains, by agreement, by operation of law or otherwise, any security interest in, or right of set-off with respect to, the Pledged Securities to secure any obligations now or hereafter owed to Pershing or Broker, as the case may be, each party to this Agreement hereby agrees that any such security interest or right of set-off of Pershing or Broker shall have priority over the rights of Secured Party. Debtor agrees not to engage in any activities in connection with the Securities Account that would require the Pledged Securities to be used as collateral or other security. Broker and Pershing agree that Broker and Pershing will not extend any new credit after the date of this Agreement to Debtor secured by the Pledged Securities without Secured Party’s prior written consent.

Section 4. Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. Regardless of any provision in any other agreement to the contrary, for purposes of the UCC, New York shall be deemed to be the securities intermediary’s jurisdiction, and the establishment and maintenance of the Securities Account shall be governed by the law of the State of New York.

Section 5. Conflict with Other Agreements.

5.1.  In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, including, without limitation, any agreement between Debtor and Secured Party or any third party, or Debtor, Broker or Pershing relating to the establishment or maintenance of the Securities Account, the terms of this Agreement shall prevail.

5.2.  No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

4

5.3.  Until the termination of this Agreement, neither Broker nor Pershing will enter into any agreement with any other person pursuant to which it has agreed or will agree to comply with entitlement orders or other instructions of such other person relating to the Pledged Securities or the Securities Account.

5.4.  Broker and Pershing have not entered into, and until the termination of this Agreement will not enter into, any agreement with Debtor or Secured Party purporting to limit or condition the obligation of Broker or Pershing to relay or comply with entitlement orders or other instructions as set forth in Section 1.2 hereof.

5.5.  Broker, Pershing and Debtor agree that they will not amend any agreement that relates to the establishment or maintenance of the Securities Account and that affect the Pledged Securities without the Secured Party’s prior written consent.

5.6.  Debtor agrees with respect to any third-party investment managers of the Securities Account that such managers will be bound by this Agreement to the same extent as Debtor itself is bound with respect to Debtor’s ability and rights to give entitlement orders and other instructions with respect to the Securities Account. Debtor will inform such managers of the terms of this Agreement, and specifically this Section 5.6, promptly upon execution hereof, and obtain the agreement of such managers to be so bound. Debtor will promptly provide evidence to Broker of Debtor’s having given such notice to its third-party investment managers and shall promptly provide Broker with a list, updated promptly from time to time, of its then current third-party investment managers.

Section 6.  Representations, Warranties and Covenants of The Parties Hereto.

6.1.  Enforceable Agreement.  Each party to this Agreement hereby represents, warrants and covenants that this Agreement is its, his or her valid and legal obligation.

6.2.  Account Name and Number.  Broker and Pershing each covenants that it shall not change the name or account number of the Securities Account without the prior written consent of Secured Party.

6.3.  Adverse Claims.  Except for the claims and interest of Secured Party, Broker, Pershing and Debtor in the Pledged Securities, neither Broker nor Pershing has any actual knowledge of any claim to, or interest in, the Pledged Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Securities, Pershing or Broker will promptly notify Secured Party and Debtor thereof. Nothing in this Section 6.3 imposes upon Broker or Pershing any duty to investigate or inquire whether an adverse claim to, or interest in, the Pledged Securities exists.

5

6.4.  Independent Transaction.  Each party to this Agreement hereby represents, warrants, acknowledges and covenants that, notwithstanding any other provision of this Agreement, and notwithstanding any role by Broker or Pershing or any of its affiliates, directors, officers, agents, employees, counsel, accountants, advisors or representatives in referring Debtor to Secured Party, or Secured Party to Debtor, in respect of any loan or other transaction, including any transaction contemplated by this Agreement or to which this Agreement relates (each a “Referral”): (a) each of Debtor and Secured Party is making an independent determination and evaluation as to whether, and on what terms, to engage in any transaction with the other (including in respect of the execution, delivery and performance of this Agreement), (b) Broker is not acting as representative or in any representational capacity for or on behalf of Secured Party, and is not acting as agent or broker for Secured Party except as specifically provided herein, and (c) Broker and Pershing do not make any representation or warranty of any type whatsoever to Secured Party with respect to any information concerning Debtor which Secured Party may obtain from Debtor, Broker or Pershing or any other person (including any statements, confirmations or other information sent to Secured Party pursuant to Section 2.3 hereof), and Broker and Pershing shall have no obligation or responsibility to ascertain the accuracy of, or update in any respect, any such information.

Section 7.  Indemnification.

7.1.  Debtor’s and Secured Party’s Obligation to Hold Harmless and Indemnify Broker and Pershing.  Each of Debtor and Secured Party hereby agree that (a) Broker and Pershing and their respective affiliates, and their directors, officers, agents, employees, counsel, accountants, advisors and representatives (each an “Indemnified Party”) are released from any and all liabilities to Debtor and Secured Party (and any other person claiming through or on behalf of Debtor or Secured Party) in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto or contemplated herein (including any Referral) and the compliance by any Indemnified Party with the terms hereof, except (with respect to any Indemnified Party) to the extent that such liabilities arise from such Indemnified Party’s gross negligence or willful misconduct, and (b) Debtor, its successors and assigns shall at all times indemnify and save harmless each Indemnified Party from and against any and all claims, actions and suits of others arising out of the terms of this Agreement, any loan or other transaction contemplated hereby, or the compliance of any Indemnified Party with the terms hereof, except (with respect to any Indemnified Party) to the extent that such arises from the gross negligence or willful misconduct of such Indemnified Party, and from and against any and all liabilities, losses, demands, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same (including any fees or charges with respect to the Securities Account).

7.2.  Value of Pledged Securities.  Broker and Pershing shall not have any responsibility or liability to Secured Party with respect to the value of the Pledged Securities or any diminution thereof.

6

7.3.  Compliance with Orders and Instructions.  Broker and Pershing shall not have any responsibility or liability to Secured Party for complying with any entitlement order or other instruction of Debtor (even if inconsistent with any entitlement order or other instruction from Secured Party received subsequently and before Broker or Pershing have had a reasonable time to comply therewith). Broker and Pershing shall not have any responsibility or liability to Debtor for complying with any entitlement order or other instruction from Secured Party (even if inconsistent with any entitlement order or other instruction of Debtor), and shall have no responsibility to investigate the appropriateness of any such entitlement order or other instruction, even if Debtor or Secured Party notifies Broker that the other is not legally entitled to give any such entitlement order or other instruction, unless such notification is in writing and (a) prior to any such notification, Broker has been served with an injunction, restraining order or other legal process issued by a court of competent jurisdiction (a “Court Order”) enjoining it from complying with such entitlement order other or instruction and has had a reasonable opportunity to act on such Court Order, or (b) Broker acts in collusion with Secured Party with the purpose and effect of violating Debtor’s rights. This Agreement does not create any obligation or duty of Broker or Pershing other than those expressly set forth herein. Without limiting the foregoing, this Agreement does not create any obligation or duty of Broker to reconcile any inconsistent entitlement orders or other instructions or to determine which inconsistent entitlement order or other instruction was appropriately given.

Section 8.  Assignments Prohibited.  Each party hereto agrees that it shall not assign its rights hereunder without the prior written consent of the parties hereto and any purported or attempted assignment of rights hereunder without such prior written consent shall be null and void and of no effect.

Section 9.  Successors.   Subject to the provisions of Section 8 hereof with respect to voluntary assignment of its rights, the terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

Section 10.  Notices.  Any notice, notification, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below. Any party may change its address for notices in the manner set forth herein.

7

Debtor:

Name:	ARYx Therapeutics, Inc.
Address:	2255 Martin Ave., Suite F.
Santa Clara, CA 95050
Telephone:	(408) 869 – 2761
Facsimile:	(408) 869 – 2773
Attention:	Chief Financial Officer

Secured Party:

Name:	Lighthouse Capital Partners V, L. P.
Address:	500 Drakes Landing Road
Greenbrae, CA 94904
Telephone:	(415) 464 – 5900
Facsimile:	(415) 925 – 3387
Attention:	Contracts Administration

Pershing:

Name:	PERSHING LLC
Address:	1 Pershing Plaza
Jersey City, NJ 07440
Telephone:	201-413-4214
Facsimile:	201-413-4564
Attention:	Joseph W. Spatucci

Broker:

Name:	CREDIT SUISSE FIRST BOSTON LLC
Address:	Eleven Madison Avenue
New York, NY 10010
Telephone:	212-538-1864
Facsimile:	212-538-4244
Attention:	Lyle V. Monteserrato

Section 11. Termination.

11.1.  Termination of this Agreement. The obligations of Broker and Pershing to Secured Party pursuant to this Agreement shall continue in effect until Broker receives a notice of termination in substantially the form of Exhibit B hereto from Secured Party. Upon receipt by Broker of such notice of termination, (a copy of which Broker shall promptly deliver to

8

Pershing), the obligations of Broker and Pershing under this Agreement with respect to the operation and maintenance of the Securities Account will terminate, Secured Party shall have no further right to give entitlement orders or other instructions concerning the Securities Account or the Pledged Securities, and any previous entitlement orders or other instructions given by Secured Party will be deemed to be of no further force and effect; provided, that the provisions of Sections 2.4, 2.5, 2.7, 4, 5.1, 6.4, 7.1, 7.2, 7.3, 9, 10, 12 and 13 hereof and this Section 11.l will survive termination of this Agreement.

11.2.  Termination of Account.  Broker may, upon 30 days written notice to Debtor and Secured Party, resign with respect to its responsibilities hereunder and (a) direct Pershing to transfer the Pledged Securities to another institution, or (b) relay to Pershing entitlement orders or other instructions with respect to the Pledged Securities that are received by Broker within 30 days from either such notice of resignation, from either (i) Secured Party, or (ii) Debtor; provided, that Debtor’s instructions are accompanied by the written consent of Secured Party. Secured Party (or Debtor with the written consent of Secured Party) shall have the right to identify the institution and the account to which Pledged Securities shall be transferred by sending an entitlement order to Broker at any time prior to the expiration of the thirtieth (30th) day after written notice from Broker is received by Secured Party. If neither Secured Party nor Debtor has delivered a suitable entitlement order with respect to the Pledged Securities, Broker may, at its option, deposit such Pledged Securities with a court of competent jurisdiction or establish a successor account at another institution. Any such successor account established by Broker at another institution shall be maintained in the same name as the Securities Account but, other than the name in which the account is maintained, Broker shall have no obligation to establish an account with the same or even similar terms as the Securities Account. If Broker deposits Pledged Securities with a court or establishes a successor account as provided herein, it shall promptly give notice thereof to each other party to this Agreement.

11.3.  Termination by Pershing.  Pershing may, upon 30 days written notice to all parties, resign as carrying broker with respect to the Securities Account; provided, that it shall comply with entitlement orders or other instructions and assist the parties hereto in transferring custody of the Securities Account to a third-party carrying broker and follow all relevant terms of any applicable clearing, carrying or custody agreement between Broker and Pershing.

Section 12.  Confidentiality.  Secured Party shall maintain the confidentiality of all information provided to it by Debtor, Broker or Pershing hereunder in accordance with its customary practices for confidential personal information provided to it by individual borrowers or other customers.

Section 13.  Arbitration.

13.1.  ARBITRATION REQUIREMENT.  ANY DISPUTE RELATING TO THIS AGREEMENT THAT CANNOT BE SETTLED SHALL BE TAKEN TO ARBITRATION AS SET FORTH IN THIS SECTION 13.

9

13.2.  ARBITRATION DISCLOSURE.

a.                          ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

b.                          THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

c.                          PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

d.                          THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

e.                          THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

13.3.  ARBITRATION AGREEMENT.

ANY CONTROVERSY ARISING OUT OF THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., IN ACCORDANCE WITH THEIR RULES. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTIES OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; OR WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (A) THE CLASS CERTIFICATION IS DENIED; (B) THE CLASS IS DECERTIFIED; OR (C) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE WAIVER OF ANY RIGHTS

10

UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

Section 14.  Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

11

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE ON PAGES 8 AND 9 IN SECTION 13. DEBTOR ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT.

Debtor(s): By signing below, the Debtor agrees to all of the terms of the Agreement, and specifically consents as follows: I authorize and direct Broker to furnish information about me relating to the Securities Account and the Pledged Securities and to provide all such statements, confirmations and other information to Secured Party, Pershing, and any affiliate, director, officer, agent, employee, counsel, accountant, advisor or representative of Broker as Broker may deem appropriate for use in connection with this Agreement or any Referral, and to assist them in better serving me and so that they may provide me with individually tailored advice and services.

Debtor:	ARYx Therapeutics, Inc.

[Print Name]		[Signature of Debtor]

[Print Name]		[Signature of Debtor]

Secured Party:	Lighthouse Capital Partners V, L.P.

Lighthouse Capital Partners V, L.P.
[Name of Secured Party]
By:	Lighthouse Management Partners V, L.L.C.
its general partner
Thomas Conneely
[Print Name]		[Signature of Debtor]

Vice President		(415) 464 - 5900
[Title]		[Telephone Number]

Credit Suisse First Boston LLC

[Print Name]	[Signature]

[Title]	[Telephone Number]

12

Pershing LLC

[Print Name]	[Signature]

[Title]	[Telephone Number]

13

Exhibit A

[Letterhead of Secured Party]

[Date]

Mr. Xxxxxxx
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

Re:                  Entitlement Order for Securities
Account No.              (the “Securities Account”)

Ladies and Gentlemen:

As referenced in the Securities Account Sole Control Agreement, dated February      , 2005 (the “Agreement”), among ARYX Therapeutics, Inc. (“Debtor”), Credit Suisse First Boston LLC, Pershing LLC and the undersigned, pursuant to Section 2 of the Agreement, we hereby give you the following entitlement order with respect to the above-referred Securities Account:

[[All property credited to the Securities Account] [The Pledged Securities identified below] should be transferred to             for credit to Account No.             maintained in the name            . You are hereby instructed promptly to instruct Pershing LLC accordingly.]

[and/or]

[We are hereby exercising exclusive control over the Securities Account and you shall not accept, or relay to Pershing, any further instructions of any kind from Debtor with respect to the Securities Account. You are hereby instructed promptly to relay this instruction to Pershing LLC.]

Very truly yours, [NAME OF SECURED PARTY]

By:
Name:
Title:

cc: [Name of Debtor]

A-1

Exhibit B

[Letterhead of Secured Party]

[Date]

Mr. Xxxxxxxxx
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010

Re:                  Termination of Agreement

You are hereby notified that the Securities Account Sole Control Agreement, dated February      , 2005 (the “Agreement”), among Credit Suisse First Boston LLC,                                            (“Debtor”), Pershing LLC and the undersigned is terminated and that neither you nor Pershing LLC has any further obligations to the undersigned pursuant to the Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to Securities Account Number                and the Pledged Securities (as defined in the Agreement) from Debtor. This notice terminates any obligations you or Pershing LLC may have to the undersigned with respect to such Account; however, nothing contained in this notice shall alter any obligations which you or Pershing LLC may otherwise owe to Debtor pursuant to any other agreement.

Broker is hereby instructed to deliver a copy of this notice by facsimile transmission to Pershing LLC and to [insert name of Debtor].

Very truly yours, [NAME OF SECURED PARTY]

By:
Name:
Title:

B-1

EXHIBIT I

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made as of March 28, 2005, by and between ARYX THERAPEUTICS, INC. (“Borrower”) and LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”).

In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”), Borrower agrees as follows:

Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

(a)           Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);

(e)           Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f)            Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

(g)           Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(h)           Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i)            Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

ARYX THERAPEUTICS, INC.	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its
general partner
Name:
By:
Title:
Name:

Title:

1

SUBSIDIARIES

ARYx Limited

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

None

BUSINESS PREMISES

[TO BE PROVIDED BY BORROWER – indicate street address and landlord contact information]

ARYx Therapeutics Inc.	Property Management:
Location 1- (to be vacated during 2005): Organic & BioAnalytical Chemistry 2255 Martin Ave Suite F & E Santa Clara, CA 95050 Main Ph 408-869-2761 Fax: 408-869-2773	PJ Livingston Company 4175 Business Center Drive Fremont CA 94538 Owner: Mark Barkdull Contact: Elaine Beck Ph: 510-226-6957 ext 20 Fax: 510-226-6905
Location 2 (to be vacated during 2005): Metabolism& Pharmacology 2338 Walsh Ave Bldg. G Santa Clara, CA 95051 Main: 408-869-2761 Fax: 408-988-8334	Commerce Communities 2316 Walsh Ave Santa Clara, CA 95051-1301 Contact: Marcela Sioxson Ph: 408-496-6262 Ext 4 Fax: 408-748-0341
Location 3 - HeadQuarters: New Headquarters Location (as of 3/24/05) 6300 Dumbarton Circle Fremont, CA 94555 Main Ph: 510-585-2200 Fax: 510-585-2202	TriNet Essential Facilities Xc/o iStar Financial Inc. One Embarcadero Center Suite 3300 San Francisco, CA 94111 Phone: (415) 391-4300

2

AMENDMENT NO. 01

Dated April 22, 2005

TO

that certain Loan and Security Agreement No. 4521
dated as of March 28, 2005, (“Agreement”), by and between
LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and
ARYX THERAPEUTICS, INC., a California corporation (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 7.10 of the Agreement shall be deleted in its entirety and replaced with the following:

7.10        Deposit and Securities Accounts.  Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing,  (i) Lender shall not have a perfected security interest in Borrower’s account #8800057097 at Silicon Valley Bank for the letter of credit issued in conjunction with Borrower’s reimbursement obligations to its payroll processor, provided further, such account shall not exceed $300,000 and (ii) Lender’s security interest shall be subordinate to that of Comerica up to a maximum of $921,264 of cash in Borrower’s account #1892765692 at Comerica supporting letter of credit #596267-43 issued to Trinet Essential Facilities X, Inc. or its co-beneficiary, Istar Financial, Inc. in conjunction with Borrower’s real property lease, provided further, such letter of credit shall not exceed $921,264.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ John Varian	By:	/s/ Thomas Conneely

Name:	JOHN VARIAN	Name:	Thomas Conneely

Title:	COO	Title:	Vice President

AMENDMENT NO. 02

Dated July 25, 2005 to
that certain Loan and Security Agreement No. 4521
dated as of March 28, 2005, as amended (“Agreement”), by and between
LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and ARYX THERAPEUTICS, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the “Permitted Liens” definition shall be deleted in its entirety and replaced with the following:

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule and approved by Lender; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral (v) Liens upon or in any equipment acquired or held by Borrower (in addition to existing liens on equipment disclosed in the Disclosure Schedule) to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, in an amount not to exceed $3,000,000, provided that (a) any Liens for such Indebtedness are confined to the equipment financed and are subordinate to Lender’s security interest in such equipment, provided, however that Lender shall release its Lien in specific equipment in the event that (i) an equipment lender (“Equipment Lender”) requires a release of Lender’s Lien in such equipment (the “Financed Equipment”) only to the extent Equipment Lender takes a security interest in the Financed Equipment; or (ii) an Equipment Lender acquires title to the Financed Equipment solely for purposes of leasing Financed Equipment back to Borrower; (b) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors, (c) Lender has been offered reasonably in advance the opportunity to provide such financing to Borrower on comparable terms and (d) the Financed Equipment shall automatically become a part of the Collateral concurrent with the release by Equipment Lender of its security interest in the Financed Equipment or the purchase by Borrower of such Financed Equipment from Equipment Lender in connection with an end-of-lease buy-out option (vi) leases or subleases granted in the ordinary course of Borrower’s business on commercially reasonable terms in connection with Borrower’s leased real property; (vii) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (ii) and (v) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the prior Lien and the principal amount of the indebtedness may not increase; (viii) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions and banker’s liens, and rights of setoff incurred in the ordinary course of business; and (ix) other Liens not described above, arising in the ordinary course of Borrower’s business, as defined in clause (v) of the definition of Permitted Indebtedness.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ John Varian	By:	/s/ Thomas Conneely

Name:	John Varian	Name:	Thomas Conneely

Title:	COO	Title:	Vice President

AMENDMENT NO. 03

Dated June 27, 2006

TO

that certain Loan and Security Agreement No. 4521
dated as of March 28, 2005, as amended (“Agreement”), by and between
LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and
ARYX THERAPEUTICS, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 4.4 of the Agreement shall be deleted in its entirety and replaced with the following:

4.4           Automatic Release of Security Interest In Intellectual Property Collateral.  Lender agrees that its security interest in all Intellectual Property Collateral shall be released and Intellectual Property Collateral shall no longer be considered Collateral, but Intellectual Property Collateral shall remain subject to the Negative Pledge Agreement (subject to the remainder of this Section 4.4), at such time as Borrower enters into any agreement with a third party to license, exploit, or otherwise transfer any rights to a primary indication associated with Borrower’s ATI-5923, ATI-2042, or ATI-7505 programs within the United States or Europe (a “Permitted Licensing Transaction”). Upon such release and upon written notice to Lender, Borrower is authorized without any further consent of Lender to file such notices of termination of such security interest, but only of such security interest, in the public record as are reasonable and appropriate, so long as the same do not interfere or denigrate in any way Lender’s security interest in the remaining Collateral. Any portion of the Intellectual Property Collateral that is licensed pursuant to a Permitted Licensing Transaction shall be automatically excluded from the Negative Pledge Agreement, effective immediately prior to Borrower’s entering into such Permitted Licensing Transaction.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner

By:	/s/ John Varian	By:	/s/ Thomas Conneely

Name:	JOHN VARIAN	Name:	Thomas Conneely

Title:	COO	Title:	Vice President

AMENDMENT NO. 04

Dated August 30, 2007

TO

that certain Loan and Security Agreement No. 4521

dated as of March 28, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

ARYX THERAPEUTICS, INC., a Delaware corporation (formerly a California corporation) (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Loan Documents, Lender and Borrower agree to the following:

Effective August 6, 2007, Borrower’s state of incorporation has reincorporated from the State of California to the State of Delaware.

Except as amended hereby, the Loan Documents remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Jason Barker	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:	Jason Barker

Title:	Chief Accounting Officer	By:	/s/ Tom Conneely

		Name:	Tom Conneely

		Title:	Vice President

AMENDMENT NO. 05 TO LOAN AND SECURITY AGREEMENT

Dated October 19, 2007

THIS AMENDMENT NO. 05 (“Amendment”) to that certain Loan and Security Agreement No. 4521 dated March 28, 2005, as amended (the “Agreement”; all capitalized terms not otherwise defined herein are defined in the Agreement), is entered into as of October 19, 2007, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and ARYX THERAPEUTICS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into the Agreement; and

WHEREAS, Borrower has requested Lender provide additional term loan financing in the amount of $9,000,000; and

WHEREAS, Lender has agreed to do so, subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

I.                                       Section 1.1, the following definitions shall be added to the Agreement:

“Amendment No. 05” means this Amendment No. 5 to Loan and Security Agreement by and between Lender and Borrower.

“Commitment Two” means $9,000,000.

“Commitment Two Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-1 attached to Amendment No. 05 and issued in conjunction with Commitment Two.

II.                                   Section 1.1, each of the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Commitment” means collectively, the Commitment existing prior to Amendment No. 5 and Commitment Two.

“Commitment Fee” means (i) $15,000 in conjunction with the Commitment prior to Amendment No. 05, and (ii) $15,000 in conjunction with Commitment Two, the latter to be applied by Lender to amounts due hereunder until fully applied.

“Commitment Termination Date” means (a) for the Commitment existing prior to Amendment No. 05, the Commitment Termination Date has occurred, and (b) for Commitment Two, the earliest to occur of (i) March 1, 2008, (ii) any Default or Event of Default, (iii) the date upon which Borrower does not employ at least any two of the following individuals on a full-time basis: (a) Paul Goddard as Chief Executive Officer, (b) Peter Milner as President, R&D, (c) Pascal Druzgala as Chief Scientific Officer and (d) John Varian as Chief Operating Officer, or (iv) the date upon which at least any two of the following venture capital investors cease activity with respect to Borrower: (a) MPM Ventures, (b) Orbimed and (c) Nomura Ventures.

“Disclosure Schedule” means Schedule 1 delivered by Borrower to Lender prior to the date of Amendment No. 05.

“Incumbency Certificate” means the document in the form of Exhibit E of the Agreement and in the form of Exhibit E-1 attached to Amendment No. 05.

1

“Loan Documents” means, collectively, the Agreement, Amendments 01 through 05, the Warrants, the Notes and all other documents, instruments and agreements entered into between Borrower or any subsidiary or affiliate of Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Note” means (i) a Secured Promissory Note in the form of Exhibit B attached to this Agreement for Advances funded under the Commitment prior to Amendment No. 05; and (ii) a Secured Promissory Note in the form of Exhibit B-1 attached to Amendment No. 02 for Advances funded under Commitment Two.

“Notice of Borrowing” means (i) in the form of Exhibit D attached to this Agreement for Advances funded under the Commitment prior to Amendment No. 05; and (ii) the form attached to Amendment No. 05 as Exhibit D-1 for Advances under Commitment Two.

“Permitted Indebtedness” means: (i) the Loan; (ii) trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (ii) and (v) of Permitted Liens; (iv) Indebtedness disclosed in the Disclosure Schedule and approved by Lender; (v) other Indebtedness not described in (ii) through (iv) above not to exceed $500,000 in the aggregate at any given time; and (vi) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness identified above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule and approved by Lender; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral (v) Liens upon or in any equipment acquired or held by Borrower (in addition to existing liens on equipment disclosed in the Disclosure Schedule) to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, in an amount not to exceed $3,000,000, provided that (a) any Liens for such Indebtedness are confined to the equipment financed and are subordinate to Lender’s security interest in such equipment, provided, however that Lender shall release its Lien in specific equipment in the event that (i) an equipment lender “Equipment Lender”) requires a release of Lender’s Lien in such equipment (the “Financed Equipment”) only to the extent Equipment Lender takes a security interest in the Financed Equipment; or (ii) an Equipment Lender acquires title to the Financed Equipment solely for purposes of leasing Financed Equipment back to Borrower; (b) such Indebtedness is made on commercially reasonable terms as determined by Borrower’s Board of Directors, (c) Lender has been offered reasonably in advance the opportunity to provide such financing to Borrower on comparable terms and (d) the Financed Equipment shall automatically become a part of the Collateral concurrent with the release by Equipment Lender of its security interest in the Financed Equipment or the purchase by Borrower of such Financed Equipment from Equipment Lender in connection with an end-of-lease buy-out option (vi) leases or subleases granted in the ordinary course of Borrower’s business on commercially reasonable terms in connection with Borrower’s leased real property; (vii) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (ii) and (v) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the prior Lien and the principal amount of the indebtedness may not increase; (viii) Liens in favor of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions and banker’s liens, and rights of setoff incurred in the ordinary course of business; (ix) Liens pursuant to facility lease agreements in favor of Borrower’s landlord(s) in connection with leasehold improvements made to Borrower’s leased premises and paid for by Borrower in an amount not to exceed $750,000; and (x) other Liens not described above, arising in the ordinary course of Borrower’s business, as defined in clause (v) of the definition of Permitted Indebtedness.

“Warrants” means the Warrants in favor of Lender and its affiliated fund, Lighthouse Capital Partners IV, L.P. (“LCP-IV”) to purchase securities of Borrower substantially in (i) the form of Exhibit C and (ii) the form attached to Amendment No. 05 as Exhibit C-1 for Advances under Commitment Two.

III.                                 The following Sections shall be added to the Agreement:

2

2.2A                    The Commitment Two Advances. A Note setting forth the specific terms of repayment will evidence each Advance under Commitment Two. No Advance will be made under Commitment Two for less than $1,000,000. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

The following new Section 3.3 shall be added to the Agreement:

3.3                             Conditions Precedent to Initial Advance under Commitment Two:

The obligation of Lender to make any Advances pursuant to Commitment Two is subject to each and every of the following conditions precedent in form and substance satisfactory to lender in its sole discretion:

(a)                        This Amendment duly executed by Borrower.

(b)                        The Commitment Two Warrant has been issued to Lender duly executed by Borrower.

(c)                        Without limiting the foregoing or Lender’s rights or Borrower’s obligations under the Agreement, such consents, amendments, filings, recordations, or other documents from any persons or entities necessary to maintain the perfection and priority of Lender’s security interest in the Collateral, in form and substance satisfactory to Lender in its sole discretion.

(d)                        A good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(e)                        All necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of this Agreement, Amendment 05, the Commitment Two Warrant, and the other Loan Documents.

(f)                          Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of this Agreement.

The following new Section 4.5 shall be added to the Agreement:

4.5                             Certain Equipment Collateral. Except as provided in clause (c) below, the Collateral shall not include the Financed Equipment (the “GECC Financed Equipment”) securing the Indebtedness incurred by Borrower in favor of General Electric Capital Corporation (“GECC”) in connection with that certain Master Security Agreement dated as of August 24, 2005 between GECC and Borrower (“GECC Indebtedness”) in an amount not to exceed $3,000,000; provided, that (a) the GECC Indebtedness shall be included in, and shall not exceed, the maximum amount for equipment financing set forth in clause (v) of the definition of “Permitted Liens”, (b) such exception to the Collateral is only to the extent that GECC has a security interest in such Financed Equipment, and (c) such Financed Equipment shall automatically become a part of the Collateral concurrent with the release by GECC of its security interest in the GECC Financed Equipment. To the extent that Lender shall have had a security interest in GECC Financed Equipment, Lender’s security interest in such Financed Equipment shall be automatically released, but only under the terms and to the extent set forth in clause (v) of the definition of “Permitted Liens” and this Section 4.5.

The following new Section 7.10 shall be added to the Agreement:

7.10                      Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest. Notwithstanding the foregoing, Lender’s security interest shall be subordinate to that of Comerica (i) in that certain deposit account #385107379682 held with Comerica Bank as security for a line of credit related to corporate purchasing credit cards; provided, such account shall not exceed $150,000 and (ii) in Borrower’s account #1892765692 at Comerica

3

supporting letter of credit #596267-43 issued to Biomed Realty Trust, Inc. in conjunction with Borrower’s real property lease; provided, such account and letter of credit shall not exceed $921,264.

IV.                              Additional Terms and Conditions

(a)                                             Further Conditions. The following are conditions precedent to Lender’s obligations hereunder, without delivery and performance of which to Lender’s satisfaction, the original payment terms of the Loan Documents and the Promissory Notes shall remain in full force and effect, unamended hereby, and Commitment Two will be automatically cancelled:

(i)                                                Borrower shall deliver an Incumbency Certificate, certified by responsible officers of Borrower in the form attached hereto as Exhibit E-1, and attachments thereto including the resolutions adopted by Borrower’s board of directors authorizing the execution and delivery of this Amendment No. 05 and the other documents referred to in this Amendment and the performance by Borrower of its obligations under such documents.

(ii)                                             Borrower shall execute and deliver all other documents, as Lender shall have reasonably requested prior to the execution by Borrower and Lender of this Amendment.

(iii)                                          Borrower shall pay all Lenders Expenses for the preparation and negotiation of this Amendment No. 05, up to a maximum of $15,000.

(b)                                            Representations and Warranties of Borrower. Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein. Borrower further warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any communication from any person or entity (whether private or governmental) threatening or indicating the same, except as previously disclosed to Lender in writing; and (iii) it is in full compliance with Section 7.10 of the Agreement, as amended.

(c)                                             No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

V.                                  Integration Clause. This Amendment represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Financing Documents, are hereby merged hereinto. NONE OF THE AGREEMENT OR THIS AMENDMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal en- forceability such that Lender’s rights and remedies under this Amendment and the Agreement may be enforced to the maximum extent permitted under applicable law. This Amendment shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Amendment may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Amendment or the Agreement the interpretation most favorable to the interests of Lender shall prevail.

4

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

ARYX THERAPEUTICS, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Paul Goddard	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:	Paul Goddard

Title:	CEO	By:	/s/ Thomas Conneely

		Name:	Thomas Conneely

		Title:	Vice President

5

EXHIBIT B-1

(COMMITMENT TWO)

$

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made           , by ARYx THERAPEUTICS, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”) with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $         plus all other monies advanced under or owing on account of the Advance evidenced hereby under that certain Loan and Security Agreement No. 4521 between Borrower and Lender dated March 28, 2005, as amended (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a per annum rate of interest equal to the higher of 7.75% or the Prime Rate quoted in the western edition of the Wall Street Journal on the Funding Date plus 200 basis points. The Basic Rate shall be fixed as of the Loan Commencement Date.

“Final Payment” means 7.5% of the original principal amount of this Note.

“Loan Commencement Date” for this Note means October 1, 2008.

“Maturity Date” means September 30, 2011, or if earlier, the date of prepayment under the Note.

“Payment Factor” means 3.18908%, subject to adjustments in the Basic Rate in the event the Prime Rate is greater than 7.75% on the date of determination.

“Prepayment Fee” means 3% of the outstanding principal amount being prepaid.

“Repayment Perio" means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1.                                    Repayment. Borrower shall repay the principal and interest thereupon will be paid as follows:

a.                 Scheduled Payments. From and after the Loan Commencement Date, Borrower shall make equal amortizing payments of principal and interest in advance (collectively, “Scheduled Payments”) on the first day of each month during the Repayment Period (each a “Payment Date”), in an amount equal to the Payment Factor multiplied by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

b.                 Interim Payments. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the “Interim Payment”) equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date (and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.

c.                 Final Payment. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.

1

2.                                    Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender’s discretion and as provided in the Loan Agreement.

3.             Prepayment.

a.                                                  Mandatory Prepayment Upon Acceleration. If this Note is accelerated following the occurrence of an Event of Default or otherwise, then Borrower shall immediately pay to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of the Note, (iii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b.                                                  Voluntary Prepayment. Borrower may voluntarily prepay all of the principal due under this Note, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Scheduled Payments due before the date of prepayment, (ii) the outstanding principal amount of this Note and any unpaid accrued interest, (iii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

c.                                                  No Other Prepayment. Borrower may not prepay this Note except described herein.

4.                                    Collateral. This Note is secured by the Collateral.

5.                                    Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.                                    Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.                                    Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

2

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ARYx THERAPEUTICS, INC.

By:

Name:	Paul Goddard

Title:	Chief Executive Officer

3

EXHIBIT C-1

COMMITMENT TWO WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: TBD
Series E Preferred Stock

ARYx THERAPEUTICS, INC.

Effective as of October 19, 2007

Void after October 19, 2014

1.                                                 Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. (the “Holder”) by ARYx THERAPEUTICS, INC., a Delaware corporation (hereinafter with its successors called the “Company”).

2.                                                 Purchase Price; Number of Shares.

(a)                                             The registered holder of this Warrant, commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $1.80 (the “Purchase Price”), 250,000 (before giving effect to a six-for-one reverse stock split of the Company’s Preferred Stock to be effected in October 2007) fully paid and nonassessable shares of the Company’s Series E Preferred Stock (the “Exercise Quantity (the “Preferred Stock”).

(b)                                             The Exercise Quantity shall automatically increase by an amount equal to 5% of the Aggregate Advances under Commitment Two of the Loan Agreement divided by the Purchase Price.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)                                               “Aggregate Advances” means the aggregate dollar amount of all Advances made under Commitment Two of the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(i)                      “Loan Agreement” means that certain Loan and Security Agreement No. 4521 dated March 28, 2005 between the Company and Lighthouse Capital Partners V, L.P., as amended.

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

1

3.                                                 Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.                                                 Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X= Y(A-B)
   A

where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i)     If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii)    If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a)         If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

(b)         If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c)         If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

2

5.                 Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.                 Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current Fair Market Value of one share of Preferred Stock by such fraction.

7.                 Expiration Date; Automatic Exercise. This Warrant shall expire at the earliest to occur of (i) the close of business on October 19, 2014; or (ii) the effective date of a Merger as defined below, unless otherwise assumed per the language below (the “Expiration Date”) and shall be void thereafter.

“Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unafflliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), the result of which is that stockholders of the Company immediately prior to the merger, consolidation or acquisition do not own or control more than 50% of the voting power of the surviving entity immediately following such merger, consolidation or acquisition. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than 20% of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase preferred equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant will be similarly assumed. Notwithstanding anything to the contrary in this Warrant, if Holder exercises this Warrant after receiving a notice from the Company of a proposed merger or if the exercise was otherwise precipitated by such proposed Merger, the Company will hold the exercise notice, without processing such notice, until immediately prior to the consummation of the Merger, at which time the exercise notice shall be processed. If the Merger is terminated, the Holder will have 30 days from the date the Company gives Holder notice indicating such termination to rescind its exercise notice, otherwise the exercise notice shall be processed by the Company as set forth herein. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to this Section 7, unless otherwise assumed per above.

8.                 Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.                 Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.               Adjustments for Diluting Issuances. The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Restated Articles of Incorporation, as amended from time to time (the “Certificate”), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which adversely affects the Holder differently than the holders of Preferred Stock without such Holder’s prior written consent. The Company shall

3

promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made.

11.               Mergers and Reclassifications. Subject to Section 7, if after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12.               Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.                                          Notices of Record Date, Etc. In the event of:

(a)    any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)    any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least 10 business days prior to the date specified in such notice on which any such action is to be taken.

14.               Representations, Warranties and Covenants.                                           This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)    The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

(b)    The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

4

(c)    The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Certificate or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a material breach or default under any material contract, material agreement or material instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

(d)    As of the date hereof and before giving effect to a six-for-one reverse stock split of the Company’s Preferred Stock to be effected in October 2007, the authorized capital stock of the Company consists of: (i) 95,950,975 shares of Common Stock, of which 7,408,043 shares are issued and outstanding; (ii) 757,576 shares of Series A Preferred Stock, of which 757,576 are issued and outstanding shares; (iii) 398,493 shares of Series B Preferred Stock, of which 398,493 are issued and outstanding shares; (iv) 17,056,099 shares of Series C Preferred Stock, of which 16,958,562 are issued and outstanding shares; (v) 33,836,857 shares of Series D Preferred Stock, of which 33,232,629 are issued and outstanding shares; and (vi) 17,000,000 shares of Series E Preferred Stock, of which 16,910,775 are issued and outstanding shares. The Company shall provide Holder on the date first written above a capitalization table summarizing the capitalization of the Company. Upon request, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock; provided that Holder shall not make such request more than once per calendar quarter.

15.               Registration Rights. Upon receiving the requisite number of written consents required under the Rights Agreement (as defined below) to amend such agreement, the Company shall grant to the Holder all the rights of a “Holder” and an “Investor” under the Company’s Amended and Restated Investors’ Rights Agreement dated as of October      , 2007 (the “Rights Agreement”), including, without limitation, the right to receive financial information and the registration rights contained therein, so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” and an “Investor” for all purposes of such Rights Agreement except for the purposes of Section 4 therein, subject to the terms and conditions set forth in the Rights Agreements.

16.               Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17.               Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)    Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)    Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(c)    Private Issue. The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder’s rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 17.

(d)    Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

5

(e)           Rule 144. The Holder is aware that neither the Warrant, the Preferred Shares, nor the Common Stock issuable upon conversion thereof may be sold pursuant to Rule 144 adopted under the 1933 Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

(f)     Market Stand-Off Agreement.

Holder hereby agrees that Holder shall not, without the prior written consent of the managing underwriters, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Holder immediately prior to the effective date of the registration statement (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that:

(i)                        such agreement shall apply only to the Company’s Public Offering; and

(ii)                     all officers, directors and one percent (1%) or greater shareholders of the Company are subject to similar agreements.

Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 17(f) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

18.               Notices, Transfers, Etc.

(a)    Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)    Subject to compliance with applicable federal and state securities laws and the transfer restrictions set forth in Section 2.1 of the Rights Agreement, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)    In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19.               No Impairment. The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any

6

of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. Notwithstanding the foregoing, nothing in this Section 19 shall prohibit the Company from amending its Certificate or taking any other action set forth above with the requisite consent of the shareholders and the Board of Directors, so long as such amendment or action does not affect the rights granted to Holder in a manner differently than the holders of the Preferred Stock.

20.               Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21.               Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22.               Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23.               Qualifying Public Offering. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company’s Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

24.               Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

7

25.               No Stockholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

ARYx THERAPEUTICS, INC.

By:

Name:

Title:

Accepted and Agreed;

Lighthouse Capital Partners V, L.P.

By:	Lighthouse Management Partners V, L.L.C. its general partner

By:

Name:

Title:

8

Subscription

To:

Date:

The undersigned hereby subscribes for                           shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Assignment

For value received                                                                                                        hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                       its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1

Exhibit A

Amended and Restated Articles of Incorporation

See attached pages.

2

Exhibit D-1

Notice of Borrowing

                   ,

Lighthouse Capital Partners V, L.P.
500 Drake’s Landing Road
Greenbrae, CA 94904-3011

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 4521 dated as of March 28, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and ARYx THERAPEUTICS, INC. (the “Company”)

The undersigned is the Chief Executive Officer of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1.             The amount of the proposed Advance is $                . The business day of the proposed Advance is

2.             The Loan Commencement Date for this Advance shall be October 1, 2008.

3.             As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4.             No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

ARYx Therapeutics, Inc.

By:

Name:

Title:

1

Exhibit E-1

Incumbency Certificate

The undersigned,                   , hereby certifies that:

1.             He is the duly elected and acting Chief Financial Officer of ARYX THERAPEUTICS, INC., a Delaware corporation (the “Company”).

2.             That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

3.             Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.             Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.             Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of an amendment to the existing loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on October       , 2007.

Aryx therapeutics, inc.

By:

Name:

Title:	Chief Financial Officer

I,           , the President Chief Executive Officer and Chairman of the Company, do hereby certify that              is the duly qualified, elected and acting Chief Financial Officer of the Company and that the above signature is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on October    , 2007.

Aryx therapeutics, inc.

By:

Name:

Title:

1